UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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the Securities Exchange Act of 1934

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RAYONIER INC.

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Rayonier Inc.

2018 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Thursday, May 17, 2018

4:00 p.m., Eastern Time

Rayonier Inc.

1 Rayonier Way

Yulee, Florida 32097

Notice of 2018 Annual Meeting of Shareholders

April 2, 2018

Dear Shareholder,

You are cordially invited to attend Rayonier Inc.’s 2018 Annual Meeting of Shareholders to be held on Thursday, May 17, 2018, at 4:00 p.m., local time, at Rayonier’s headquarters, 1 Rayonier Way, Yulee, Florida 32097. At the meeting, our shareholders will be asked to:

•	Elect the nine (9) director nominees named in the Proxy Statement to terms expiring in 2019;

•	Approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in the accompanying Proxy Statement;

•	Ratify the appointment of Ernst & Young, LLP as our independent registered public accounting firm for 2018; and

•	Transact any other matters as may properly come before the meeting.

Shareholders of record at the close of business on March 16, 2018, are entitled to vote at the Annual Meeting and any postponement or adjournment thereof.

Once again, we are pleased to utilize the Securities and Exchange Commission (“SEC”) rules allowing us to furnish our proxy materials to you over the internet. We believe this allows us to provide the information you need in a more timely, efficient and cost-effective manner.

As always, your vote is very important. We urge you to please vote by internet, telephone or mail as soon as possible to ensure your vote is recorded promptly, even if you plan to attend the Annual Meeting.

Very truly yours,

David L. Nunes

President and Chief Executive Officer

Mark R. Bridwell

Vice President, General Counsel and Corporate Secretary

REVIEW THE PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:
VIA THE INTERNET Visit www.proxyvote.com	BY MAIL Sign, date and return your proxy card or voting instruction form

BY TELEPHONE Call the telephone number on your proxy card, voting instruction form or notice	IN PERSON Attend the Annual Meeting in Yulee, FL See page 40 for details

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 17, 2018: This Notice of Annual Meeting of Shareholders and Proxy Statement and the 2017 Annual Report are available at www.proxyvote.com.

Rayonier Inc.	1 Rayonier Way	Yulee, Florida 32097
Telephone (904) 357-9100		Fax (904) 357-9851

2018 PROXY SUMMARY

This summary highlights information contained elsewhere in this Notice of Annual Meeting of Shareholders and Proxy Statement or in our corporate governance documents published on our website at www.rayonier.com. We encourage you to read this Notice of Annual Meeting of Shareholders and Proxy Statement in its entirety before voting. Throughout, the terms “we,” “us,” “our,” “the Company,” and “Rayonier” refer to Rayonier Inc.

2017 PERFORMANCE HIGHLIGHTS

$148.8M Net Income Attributable to Rayonier	$1.16 EPS	$161.5M Net Income	$256.3M Cash Provided by Operating Activities

$82.5M* Adjusted Net Income	$0.65* Adjusted EPS	$290.5M* Adjusted EBITDA	$188.7M* CAD

We are pleased with our strong performance in 2017 as well as the progress we made in furthering our strategic objectives. We achieved a number of significant milestones during the course of the year, in large part due to the continuing leadership of our executive officers and Board of Directors (“Board”), as well as the dedication and hard work of our employees. Key highlights of 2017 include:

•	Generated Adjusted EBITDA* of $290.5 million, an increase of 21% over 2016 Adjusted EBITDA;

•	Executed our first follow-on public offering and sale of 5.75 million shares of Rayonier’s common stock (“Common Shares”) at a price of $27.75 per share, raising $152.4 million of net proceeds which were used to partially fund a significant acquisition;

•	Upgraded our portfolio through the acquisition of 95,100 acres of high-quality timberlands located in Florida, Georgia and South Carolina, funded with cash on hand and proceeds from our public offering;

•	In total, acquired 109,000 acres of high-quality timberlands for $242.9 million, thereby improving our long-term sustainable yield and cash flow potential;

•	Completed Large Dispositions totaling 50,000 acres and $95.4 million, the proceeds of which were used (or remain available to use) for capital allocation purposes;

•	Made significant progress on the initial infrastructure investments within our Wildlight mixed-use community development project north of Jacksonville, Florida; announced the selection of two homebuilders for the project and realized our first sales of both residential and commercial properties, all of which we expect will add significant value to our surrounding higher and better use (“HBU”) land portfolio over time;

•	Completed the construction of our new headquarters building located in Wildlight and moved approximately 150 employees into the new building from three previously leased offices;

•	Produced total shareholder return (“TSR”) of 23% during calendar year 2017; and

•	Returned $127.9 million to shareholders through dividends of $1.00 per share.

SHAREHOLDER ENGAGEMENT

We value shareholder engagement and each year interact with and seek input from our shareholders through various shareholder outreach activities. In 2017, our key shareholder engagement activities included five investor road shows, eight investor conferences, an Investor Day and our 2017 Annual Meeting of Shareholders (“2017 Annual Meeting”). These engagement activities are informative and help us to better understand our shareholders’ views and perspectives on our financial performance, business strategy, capital allocation strategy and public disclosures. We welcome investor interaction and feedback. Our Investor Relations department is the point of contact for shareholder interaction with the Company. Shareholders may also access information about the Company in the Investor Relations section of our website (www.rayonier.com).

*	Reconciliation of these non-GAAP financial measures can be found in Appendix C.

2018 Proxy Statement	1

CORPORATE GOVERNANCE HIGHLIGHTS

Rayonier’s commitment to good corporate governance is integral to our business, the key elements of which are below:

+	Annual election of directors	+	Annual review of Board skills, characteristics and experience	+	Majority voting of all directors	+	Diversity reflected in Board composition

+	8 of our 9 director nominees are independent	+	Separation of Board Chairman and CEO	+	Annual Board member independence evaluations	+	Policy prohibiting hedging or pledging of our shares by executives and directors

+	Comprehensive Code of Conduct and Corporate Governance Guidelines	+	Board participation in executive succession planning	+	Regular executive sessions of Board and Board Committees	+	Compensation “clawback” policy

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

Important information about the experience, qualifications, attributes and skills of each of our director nominees can be found beginning on page 5. Our Board recommends that you vote “FOR” each of the director nominees.

					COMMITTEE MEMBERSHIPS			OTHER PUBLIC CO. BOARDS
NAME	AGE	DIRECTOR SINCE	PRINCIPAL OCCUPATION	INDE- PENDENT	AC	CC	NGC

Richard D. Kincaid (Chairman of the Board of Directors)	56	2004	President & Founder of BeCause Foundation; Founder and Managing Member of Sage Vertical Gardens LLC	X	X	X		1
Keith E. Bass	53	2017	Managing Partner of Mill Creek Capital LLC	X		X	X	1
Dod A. Fraser	67	2014	President of Sackett Partners	X	Chair	X		2
Scott R. Jones	59	2014	President of Forest Capital Partners	X		Chair	X	None
Bernard Lanigan, Jr.	70	2015	Founder, Chairman and CEO of Southeast Asset Advisors, Inc.; Founder and Chairman of Lanigan & Associates, P.C.	X	X		X	1
Blanche L. Lincoln	57	2014	Founder and Principal of Lincoln Policy Group	X	X		X	1
V. Larkin Martin	54	2007	Managing Partner of Martin Farm; Vice President of The Albemarle Corporation	X	X		Chair	1
David L. Nunes	56	2014	President and CEO of Rayonier Inc.					None
Andrew G. Wiltshire	60	2015	Founding Partner of Folium Capital LLC; Principal in the management and governance of private orchard and farming companies located in New Zealand	X	X	X		None
Number of Committee Meetings in 2017					9	6	3

AC    Audit Committee            CC    Compensation and Management Development Committee            NGC    Nominating & Corporate Governance Committee

PROPOSAL NO. 2 - NON-BINDING ADVISORY VOTE ON “SAY-ON-PAY”

Our shareholders have the opportunity to cast a non-binding advisory vote on the compensation of our named executive officers, as set forth in Proposal No. 2 starting on page 14. Last year, our shareholders expressed a high level of support

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for the compensation of our named executive officers, with 97% of the votes cast in favor of our compensation programs and practices. Accordingly, the Compensation and Management Development Committee (“Compensation Committee”) continued in 2017 to consistently adhere to its pay-for-performance philosophy and compensation program. Please refer to our Compensation Discussion and Analysis on page 15 for a detailed description of our compensation programs and practices. Our Board recommends that you vote “FOR” the non-binding advisory vote to approve the compensation of our named executive officers.

PROPOSAL NO. 3 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are seeking shareholder ratification of the appointment of Ernst & Young, LLP to serve as our independent registered public accounting firm for 2018. Please refer to page 34 for additional information. Our Board recommends that you vote “FOR” the ratification of Ernst & Young, LLP to serve as our independent registered public accounting firm for 2018.

HELPFUL INFORMATION & ONLINE RESOURCES

Beginning on page 39, you will find answers to frequently asked questions about proxy materials, voting, our annual meeting and company filings and reports.

2018 Proxy Statement	3

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

ELECTION PROCESS

The Board is responsible for establishing overall corporate strategy and for overseeing management and the ultimate performance of the Company. The Board held eleven (11) meetings during fiscal year 2017. During fiscal year 2017, all directors attended at least 75% of the combined total of all Board meetings and all meetings of committees of the Board of which the director was a member. The Nominating and Corporate Governance Committee (“Nominating Committee”) of the Board has nominated the persons whose names are set forth below, all of whom are current directors. In the absence of a vote by a signed proxy, shares represented by the proxy will be voted FOR the election of each of these nominees to the Board.

DIRECTOR QUALIFICATIONS

We believe the members of our Board have the proper mix of relevant experience and expertise given the Company’s businesses and real estate investment trust (“REIT”) structure, together with a level of demonstrated integrity, judgment, leadership and collegiality, to effectively advise and oversee management in executing our strategy. There are no specific minimum qualifications for director nominees other than, as required by our Corporate Governance Principles, no director nominee may stand for election after he or she has reached the age of 72. However, in identifying or evaluating potential nominees, it is the policy of our Nominating Committee to seek individuals who have the knowledge, experience, diversity and personal and professional integrity to be most effective, in conjunction with the other Board members, in collectively serving the long-term interests of our shareholders. The Nominating Committee periodically evaluates the criteria for Board membership, taking into account the Company’s strategy, geographic markets, regulatory environment and other relevant business factors, as well as changes in applicable laws or listing standards.

DIRECTOR NOMINATIONS

Shareholders are being asked to vote on the election of nine (9) directors to serve until the 2019 Annual Meeting of Shareholders and until their successors are duly elected and qualified. The Board has no reason to believe that any nominee will be unable to serve as a director. If, however, a nominee should be unable to serve at the time of the Annual Meeting, shares of Rayonier common stock (“Common Shares”) properly represented by valid proxies will be voted in connection with the election of a substitute nominee recommended by the Board. Alternatively, the Board may either allow the vacancy to remain unfilled until an appropriate candidate is identified or may reduce the authorized number of directors to eliminate the unfilled seat.

If any incumbent nominee for director should fail to receive the required affirmative vote of a majority of the votes cast with regard to his or her election, our Corporate Governance Principles require the director to tender his or her resignation to the Board. The Nominating Committee would then consider such resignation and make a recommendation to the Board as to whether to accept or reject the resignation. The Company would publicly disclose the Board’s decision and rationale within 90 days after receipt of the tendered resignation.

Set forth below is certain information concerning each of the director nominees, including age, experience, qualifications and professional highlights during at least the last ten (10) years, based on data furnished by such nominee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE FOLLOWING NOMINEES.

4	Rayonier Inc.

Richard D. Kincaid Northbrook, Illinois Age: 56 Director Since: 2004	Board Committees: • Chair of the Board • Audit • Compensation	Certain other public directorships: • Dividend Capital Diversified Property Fund

Professional Highlights:

•  President and Founder of BeCause Foundation, a non-profit corporation that supports the health, education, and welfare of children, since 2007; Founder, Managing Member of Sage Vertical Gardens LLC; investor and on the Board of Directors of five private early stage companies that are in social and digital media, healthcare, and video streaming industries; President, CEO and trustee of Equity Office Properties Trust until 2007

Mr. Kincaid has significant financial expertise together with broad experience in the real estate industry and a deep understanding of the structural and strategic implications of REIT status. We believe his experience and expertise are particularly well suited to assist the Board in understanding the opportunities and challenges presented by our REIT structure, as well as overseeing the Board’s management of our real estate business and general financing decisions.

Keith E. Bass Tampa, Florida Age: 53 Director Since: 2017	Board Committees: • Compensation • Nominating	Certain other public directorships: • Xenia Hotels and Resorts

Professional Highlights:

•  Managing partner of Mill Creek Capital LLC, a private equity and consulting firm, since 2017; President and CEO of WCI Communities, Inc., from 2012 to 2017; President of Pinnacle Land Advisors, from 2011 to 2012; held various key positions with The Ryland Group, from 2003 to 2011

Mr. Bass has extensive expertise in the real estate industry. He has led organizations as large as $1 billion in annual revenue, built lean operations and created long-term operational roadmaps to position companies to thrive in any market climate. Mr. Bass brings a broad real estate perspective to the Board’s evaluation of investment opportunities.

Dod A. Fraser Boca Grande, Florida Age: 67 Director Since: 2014	Board Committees: • Chair of Audit • Compensation	Certain other public directorships: • OCI GP LLC, general partner of OCI Partners LP • Subsea 7 S.A.

Professional Highlights:

•  President of Sackett Partners, a consulting firm, since 2000; Managing Director and Group Executive, Global Oil and Gas, for Chase Manhattan Bank (now JPMorgan Chase & Co.), from 1995 to 2000

Mr. Fraser has substantial experience in debt and equity markets, bank markets, mergers and acquisitions, and risk oversight. He contributes strongly to the Board’s oversight of the Company’s overall financial performance, reporting and controls.

2018 Proxy Statement	5

Certain other public directorships: • None
Scott R. Jones Needham, Massachusetts Age: 59 Director Since: 2014	Board Committees: • Chair of Compensation • Nominating

Professional Highlights:

•  President of Forest Capital Partners, a forest investment firm, since 2000; President and Chief Executive Officer of Timberland Growth Corporation, a timberland REIT joint venture, from 1998 to 2000

Mr. Jones has substantial expertise in forest management, technology and innovations, as well as forest and real estate investments. He is particularly well suited to assist the Board in its investment decisions and oversee the management of the Company’s forest resources and real estate businesses.

Bernard Lanigan, Jr. Thomasville, Georgia Age: 70 Director Since: 2015	Board Committees: • Audit • Nominating	Certain other public directorships: • CNX Resources

Professional Highlights:

•  Chairman and Chief Executive Officer of Southeast Asset Advisors, Inc., a registered investment advisor and wealth management company, since 1991; Founder and Chairman of Lanigan & Associates, P.C., a certified public accounting and consulting firm, since 1974; Previously served on the board of directors of Texas Industries, Inc., and Ruby Tuesday, Inc.

Mr. Lanigan has leadership experience with large, complex and diverse organizations, a strong background in financial, accounting and tax matters and experience in strategic planning and risk assessment. His years of service on other public company boards provide him with additional perspectives from which to view the Company’s operations and the Board’s activities.

Blanche L. Lincoln Washington, District of Columbia Age: 57 Director Since: 2014	Board Committees: • Audit • Nominating	Certain other public directorships: • Entergy Corporation

Professional Highlights:

•  Founder and Principal of Lincoln Policy Group, a consulting firm helping companies navigate the legislative and regulatory processes of the federal government, since 2013; Special Policy Advisor at Alston & Bird LLP, from 2011 to 2013; U.S. Senator for the State of Arkansas, from 1999 to 2011; U.S. Representative for the State of Arkansas, from 1993 to 1997; serves on the Board of Trustees of Center for the Study of the Presidency and Congress (CSPC)

Ms. Lincoln’s political experience, including in the areas of agriculture and forestry, is invaluable to the Board in helping the Company address a range of public policy and legislative trends.

6	Rayonier Inc.

V. Larkin Martin Courtland, Alabama Age: 54 Director Since: 2007	Board Committees: • Chair of Nominating • Audit	Certain other public directorships: • Truxton Trust

Professional Highlights:

•  Managing Partner of Martin Farm and Vice President of The Albemarle Corporation, family businesses with interests in agriculture and timberland, since 1990; Chair of the Board of Directors of the Federal Reserve Bank of Atlanta, from 2007 to 2008

Ms. Martin has direct operating experience in the land-based businesses of agriculture and timberland management, particularly in the southeastern United States, together with an understanding of national and regional financial markets. Ms. Martin’s skill set adds substantial value to Board discussions regarding our forest resources business, as well as overall economic forces and trends impacting the Company.

David L. Nunes Jacksonville, Florida Age: 56 Director Since: 2014	Board Committees: • None	Certain other public directorships: • None
Professional Highlights: • President, Chief Executive Officer and Director of the Company, since 2014; Chief Executive Officer of Pope Resources/Olympic Resource Management, from 2002 to 2014

Mr. Nunes has more than three decades of forest products industry experience. He has served in key leadership positions at several timber and real estate companies, including Chief Executive Officer and President, and has substantial background in the areas of timberland management and investments, marketing, strategic planning, mergers and acquisitions and capital planning. We believe this experience and leadership make Mr. Nunes uniquely well suited to contribute to the Board’s considerations of operational and strategic matters and to manage our core businesses.

Andrew G. Wiltshire Blenheim, New Zealand Age: 60 Director Since: 2015	Board Committees: • Audit • Compensation	Certain other public directorships: • None

Professional Highlights:

•  Founding Partner of Folium Capital LLC, since 2016; Management and governance of private orchard and farming companies with operations in New Zealand; Managing Director and Head of Alternative Assets at the Harvard Management Company, the investment company that is responsible for managing Harvard University’s endowment and related financial assets, from 2001 to 2015

Mr. Wiltshire has extensive expertise in the areas of managing and investing in forestry, timberlands, real estate and natural resources. Mr. Wiltshire brings a valuable perspective to the Board’s evaluation of investment opportunities and oversight of the Company’s forest resources and real estate businesses.

2018 Proxy Statement	7

DIRECTOR COMPENSATION

OVERVIEW

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Board considers the significant time commitment and the skills and experience level necessary for directors to fulfill their duties. Non-management director compensation is set by the Board at the recommendation of the Nominating Committee. Our directors are subject to minimum share ownership and share retention requirements as discussed in the Compensation Policies and Governance Practices section on page 23 under “Stock Ownership Guidelines.”

2017 / 2018 COMPENSATION PAID TO NON-MANAGEMENT DIRECTORS

Non-management director compensation is set by the Board at the recommendation of the Nominating Committee. For the 2017-2018 period, each non-management director received and/or earned the following cash compensation (prorated for partial year service):

•	annual cash retainer of $55,000, payable in equal quarterly installments;

•	annual cash retainers to members of the Audit, Compensation and Nominating Committees of $13,500, $7,500 and $5,000, respectively, as compensation for committee meetings, payable in equal quarterly installments;

•	annual cash retainers for the chairs of the Audit, Compensation and Nominating Committees of $18,000, $10,000 and $6,000, respectively, payable in equal quarterly installments;

•	an additional annual cash retainer for the Chairman of the Board of $55,000, payable in equal quarterly installments; and

•	restricted stock award equivalent to $95,000 based on grant date value, vesting upon issuance and to be held until the earlier of four years from the date of issuance or a director’s departure from the Board.

Directors may defer up to 100% of their cash compensation. Any deferred amounts are paid to the director in a single lump sum on the later of the date the director becomes 72 or the conclusion of the director’s term, or upon termination as a director, if prior to age 72. Any deferred amounts earn interest at a rate equal to the Prime Rate as reported in The Wall Street Journal and is compounded annually.

DIRECTOR COMPENSATION TABLE

The following table provides compensation information for the one-year period ended December 31, 2017 for all individuals serving on our Board at any time during 2017.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($) (1)		All Other Compensation ($)		Total ($)
Bass, Keith E.	3,513	(3)	–(	2)	–		3,513
Blumberg, John A.	67,500	(4)	95,001		–		162,501
Fraser, Dod A.	94,000	(5)	95,001		–		189,001
Jones, Scott R.	84,167	(5)(7)	95,001		2,145	(8)	180,727
Kincaid, Richard D.	131,000	(5)	95,001		–		226,001
Lanigan, Bernard Jr.	80,167	(7)	95,001		–		175,168
Lincoln, Blanche L.	73,500		95,001		–		168,501
Martin, V. Larkin	79,500	(5)	95,001		–		174,501
Nunes, David L.(6)	–		–		–		–
Wiltshire, Andrew G.	82,667	(7)	95,001				177,668

(1)

Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in calculating these values may be found in Note 16 “Incentive Stock Plans” included in the notes to financial statements in our 2017 Annual Report on Form 10-K. All awards reflect the May 2017 awards of 3,421 shares of restricted stock to each non-management director (other than Mr. Bass) vesting immediately upon

8	Rayonier Inc.

issuance of the grant, and which shares shall be required to be held until the earlier of four years from the grant or the departure of a director from the Company.
(2)	Mr. Bass was elected on our Board effective December 13, 2017 and did not receive any equity in 2017. On February 22, 2018, Mr. Bass was granted a restricted stock award of 1,198 shares, representing an aggregate grant date fair value of $40,603, for his 2017-2018 Board service (prorated for partial year service in 2017).
(3)	Represents fees earned from December 13, 2017 through December 31, 2017.
(4)	Represents fees earned from January 1, 2017 through December 13, 2017.
(5)	Includes $18,000 in Audit Chair fees for Mr. Fraser; $10,000 in Compensation Chair fees for Mr. Jones; $55,000 in Non-Executive Chairman fees for Mr. Kincaid and $6,000 in Nominating and Corporate Governance Chair fees for Ms. Martin.
(6)	Mr. Nunes, as an executive officer of Rayonier, was not compensated for service as a director. See the Summary Compensation Table on page 25 for compensation information relating to Mr. Nunes during 2017.
(7)	Includes $6,667 in special fees for additional contributions to the Board.
(8)	Represents above market interest on deferred cash compensation during 2017. In 2017, Mr. Jones earned $2,145 of above market interest on his nonqualified deferred cash compensation.

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE PRINCIPLES

Our Board operates under a set of Corporate Governance Principles, which include guidelines for determining director independence and consideration of potential director nominees. The Corporate Governance Principles can be found on the Company’s website (www.rayonier.com). The Board, through the Nominating Committee, regularly reviews developments in corporate governance and best practices and, as warranted, modifies the Corporate Governance Principles, committee charters and key practices.

DIRECTOR INDEPENDENCE

The Company’s Common Shares are listed on the New York Stock Exchange (“NYSE”). In accordance with NYSE rules, the Board makes affirmative determinations annually as to the independence of each director and nominee for election as a director. To assist in making such determinations, the Board has adopted a set of Director Independence Standards which conform to or are more exacting than the independence requirements set forth in the NYSE listing standards. Our Director Independence Standards are appended to the Company’s Corporate Governance Principles, available at www.rayonier.com. In applying our Director Independence Standards, the Board considers all relevant facts and circumstances.

Based on our Director Independence Standards, the Board has affirmatively determined that all persons who have served as directors of our Company at any time since January 1, 2017, other than Mr. Nunes, are independent under applicable NYSE listing standards and SEC rules.

In addition, members of our Audit Committee and Compensation Committee are subject to certain additional independence criteria. Specifically, the Board has determined that each member of the Compensation Committee is independent within the meaning of Rule 10C-1 of the Securities Exchange Act of 1934 (“Exchange Act”) and qualifies as a “non-employee director” as defined in Rule 16b-3(b)(3) under the Exchange Act and as an “outside director” within the meaning of Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as amended (the “Code”). The Board has also determined that all of the Audit Committee members are independent within the meaning of the NYSE listing standards and Rule 10A-3 of the Exchange Act. For additional information regarding independence and qualifications of the Audit Committee, see the “Report of the Audit Committee” on page 35.

The Nominating Committee, on behalf of the Board, annually reviews any transactions undertaken or relationships existing between the Company and other companies with which any of our directors or Board nominees are affiliated. The Board determined that none of the transactions or relationships identified for 2017 were material to the Company, the other companies or the subject directors and Board nominees.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board has three standing committees, the Audit Committee, Compensation Committee and Nominating Committee, each of which operates under a written charter available on the Investor Relations section of the Company’s website (www.rayonier.com).

2018 Proxy Statement	9

Name of Committee and Members	Functions of the Committee	Number of Meetings in 2017
AUDIT: Dod A. Fraser, Chair Richard D. Kincaid Bernard Lanigan, Jr. Blanche L. Lincoln V. Larkin Martin Andrew G. Wiltshire

This committee is responsible for oversight of our accounting and financial reporting policies, processes and systems of internal control, including:

•  discussing audited annual financial statements and quarterly financial statements with the Company and the independent auditors, as well as making a recommendation to the Board regarding the inclusion of same in the annual Form 10-K;

•  reviewing with the independent auditors results of their annual audit of the Company’s financial statements and audit of internal control over financial reporting, and the required communications under (i) Auditing Standards No. 16, and (ii) Public Company Accounting Oversight Board rules regarding the independence of the independent auditors;

•  reviewing with management and the independent auditors (i) all significant issues, deficiencies and material weaknesses in the design or operation of internal controls, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls;

•  reviewing with the independent auditors any audit problems or difficulties and the Company’s response;

•  resolving any disagreements between management and the independent auditors regarding financial reporting;

•  reviewing with management and the independent auditors (i) major issues regarding accounting principles and financial statement presentations, including any significant changes in the selection or application of accounting principles, (ii) all critical accounting policies and practices and all significant financial reporting issues and judgments made in connection with the preparation of the financial statements, (iii) alternative treatments within generally accepted accounting principles that have been discussed with management, ramifications of the use of alternative disclosures and treatments, and the treatment preferred by the independent auditors, (iv) the effect of regulatory and accounting initiatives, as well as any significant off-balance sheet structures, on the Company’s financial statements, and (v) other material written communications between the independent auditors and management; and

•  reviewing press releases, guidance, rating agency and investor presentations and other public disclosures of financial information, with particular attention to any use of “pro forma” or “adjusted” non-GAAP information.

		9

COMPENSATION AND MANAGEMENT DEVELOPMENT: Scott R. Jones, Chair Keith E. Bass Dod A. Fraser Richard D. Kincaid Andrew G. Wiltshire	This committee is responsible for overseeing the compensation and benefits of employees, including: • evaluating management performance, succession and development matters; • establishing executive compensation; • reviewing the Compensation Discussion and Analysis included in the annual proxy statement; • approving individual compensation actions for all senior executives other than our CEO; and • recommending compensation actions regarding our CEO for approval by our non-management directors.	6

10	Rayonier Inc.

Name of Committee and Members	Functions of the Committee	Number of Meetings in 2017
NOMINATING AND CORPORATE GOVERNANCE: V. Larkin Martin, Chair Keith E. Bass Scott R. Jones Bernard Lanigan, Jr. Blanche L. Lincoln

This committee is responsible for advising the Board with regard to board structure, composition and governance, including:

•  establishing criteria for Board nominees and identifying qualified individuals for nomination to become Board members, including considering potential nominees recommended by shareholders;

•  recommending the composition of Board committees;

•  overseeing processes to evaluate Board and committee effectiveness;

•  recommending director compensation and benefits programs to the Board;

•  overseeing our corporate governance structure and practices, including our Corporate Governance Principles;

•  reviewing and approving changes to the charters of the other Board committees; and

•  reviewing, approving, and overseeing transactions between the Company and any related person.

3

BOARD LEADERSHIP STRUCTURE AND OVERSIGHT OF RISK

Our governing documents allow the roles of Chairman of the Board and CEO to be filled by the same or different individuals. This approach allows the Board flexibility to determine whether the two roles should be separate or combined based upon the Company’s needs and the Board’s assessment of the Company’s leadership from time to time. Although our Board regularly considers and is open to different structures as circumstances may warrant, the Board believes that the current arrangement of separating the roles of Chairman and CEO is in the best interest of the Company and its stockholders at this time because it provides the appropriate balance between strategy development and independent oversight of management.

Richard D. Kincaid currently serves as the Chairman of the Board as a non-executive and independent director. The responsibilities of the independent Chairman include, among other things:

•	Serving as the leader of the Board and overseeing and coordinating the work of the Board and its committees;

•	Serving as a liaison between the CEO, other members of senior management, the independent directors and the committee chairs;

•	Being available to serve as an advisor to the CEO;

•	Presiding at all meetings of the Board, including executive sessions of the independent directors;

•	Setting meeting agendas for the Board;

•	Approving meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	Presiding at all meetings of the shareholders;

•	Recommending to the Board agendas for shareholder meetings and providing leadership to the Board on positions the Board should take on issues to come before shareholder meetings;

•	Participating in discussions with the Nominating Committee on matters related to Board and committee composition and with the Nominating Committee and the Compensation Committee on matters related to the hiring, evaluation, compensation and firing of, and succession planning for, the CEO; and

•	If requested by major shareholders, the Board or the CEO, ensuring that he or she is available for consultation and direct communication with major shareholders or external groups.

The Board oversees risk management at Rayonier by annually appointing the members of an Enterprise Risk Management (“ERM”) Committee, which consist of senior executives. The ERM Committee is responsible for identifying and assessing the material risks facing the Company and providing periodic reports regarding such risks to the Audit Committee for review and evaluation of mitigation strategies. The Audit Committee then assigns ongoing Board level oversight responsibility for each material risk to either the full Board or the appropriate Board committee. The ERM Committee also completes an annual risk assessment with regard to the Company’s overall compensation policies and practices, which is reviewed by the Compensation Committee. We believe that these governance practices, including the interaction of the various committees, facilitate effective Board oversight of our significant risks.

2018 Proxy Statement	11

NON-MANAGEMENT DIRECTOR MEETINGS

Our non-management directors met separately in five (5) regularly scheduled meetings during 2017.

BOARD SELF-EVALUATION PROCESS

Pursuant to our Corporate Governance Principles, the Nominating Committee is responsible for establishing and overseeing a process for annual self-evaluation of the effective operation and performance of our Board and of each Board committee. We use a discussion-based process in which each director discusses privately with our Corporate Secretary opportunities to improve Board and committee performance, as well as any other topics or concerns the director may have. Each director may also provide feedback directly to the Chair of the Nominating Committee as part of this process. The results of the discussions are then reported to the Board and each committee utilizing a roundtable discussion format, and any necessary follow-up actions are developed.

DIRECTOR ATTENDANCE AT ANNUAL MEETING OF SHAREHOLDERS

Directors are encouraged, but not required, to attend the Annual Meeting of Shareholders. At the 2017 Annual Meeting, all directors were in attendance.

COMMUNICATIONS WITH THE BOARD

Shareholders and other interested parties who would like to communicate their concerns to one or more members of the Board, a Board committee, the Chairman or the independent non-management directors as a group may do so by writing to any such party or group at Rayonier, c/o Corporate Secretary, 1 Rayonier Way, Yulee, Florida 32097. All concerns received will be appropriately forwarded and, if deemed appropriate by the Corporate Secretary, may be accompanied by a report summarizing such concerns.

DIRECTOR NOMINATION PROCESS

Potential director candidates may come to the attention of the Nominating Committee through current directors, management, shareholders and others. It is the policy of our Nominating Committee to consider director nominees submitted by shareholders based on the same criteria used in evaluating candidates for Board membership identified from any other source.

DIVERSITY

Our Nominating Committee has not adopted a formal diversity policy in connection with the consideration of director candidates or the selection of nominees. However, the Nominating Committee does utilize a skills-matrix to evaluate the specific personal and professional attributes of each director candidate versus those of the existing Board members to ensure diversity of experience and expertise among our directors. The Nominating Committee assesses such diversity through its annual assessment of Board structure and composition and review of the annual Board and committee performance evaluations.

RELATED PERSON TRANSACTIONS

Our Board has adopted a written policy designed to minimize potential conflicts of interest in connection with Company transactions with related persons. Our policy defines a “Related Person” to include any director, executive officer or person owning more than five percent of the Company’s stock, any of their immediate family members and any entity with which any of the foregoing persons are employed or affiliated. A “Related Person Transaction” is defined as a transaction, arrangement or relationship in which the Company is a participant, the amount involved exceeds $120,000 and a Related Person has or will have a direct or indirect material interest. For 2017, no Related Person Transactions were submitted to the Nominating Committee for approval or ratification, and no transaction with any Related Person was identified.

STANDARD OF ETHICS AND CODE OF CORPORATE CONDUCT

The Company’s Standard of Ethics and Code of Corporate Conduct is available on the Company’s website (www.rayonier.com).

12	Rayonier Inc.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION; PROCESSES AND PROCEDURES

Keith E. Bass, John A. Blumberg, Dod A. Fraser, Scott R. Jones, Richard D. Kincaid and Andrew G. Wiltshire each served as members of our Compensation Committee during the fiscal year ended December 31, 2017. No member of the Compensation Committee served as one of our officers or employees at any time during 2017 or had any Related Person Transaction or relationship required to be disclosed in this Proxy Statement. None of our executive officers serve, or served during 2017, as a member of the board of directors and compensation committee of a public company with at least one of its executive officers serving on our Board or Compensation Committee.

2018 Proxy Statement	13

PROPOSAL NO. 2 – NON BINDING ADVISORY VOTE ON “SAY- ON-PAY”

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”), the requirements of Section 14A of the Exchange Act and related SEC rules, and the preference expressed by a majority of our shareholders at our 2017 Annual Meeting, we are providing shareholders with an annual advisory vote on the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis (CD&A) beginning on page 15, and in the tables and other narrative disclosure in this Proxy Statement.

As described in detail in such disclosures, our executive compensation programs are designed to focus our senior leaders on the creation of long-term shareholder value. Our compensation programs provide a substantial majority of named executive officer compensation in the form of “at risk” performance-based incentives, consisting primarily of long-term stock-based awards. We believe this properly aligns the interests of our executives with those of our shareholders, and with the long-term objectives of the Company.

This proposal provides shareholders with the opportunity to endorse or not endorse our compensation arrangements for our named executive officers through the following resolution:

“RESOLVED, that the Company’s shareholders approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission in the Company’s Proxy Statement for the 2018 Annual Meeting of Shareholders (which disclosure includes the Compensation Discussion and Analysis, the executive compensation tables and related material).”

While this vote is not binding on our Board, the Board values the opinions of our shareholders and will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE, ON A NON-BINDING ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

NAMED EXECUTIVE OFFICERS

Name	Title
David L. Nunes	President and Chief Executive Officer
Mark D. McHugh	Senior Vice President and Chief Financial Officer
Doug M. Long	Senior Vice President, Forest Resources
Chris T. Corr	Senior Vice President, Real Estate and Public Affairs
Mark R. Bridwell	Vice President, General Counsel and Corporate Secretary

14	Rayonier Inc.

COMPENSATION DISCUSSION AND ANALYSIS

This CD&A provides information about our 2017 compensation programs for our named executive officers.

CD&A TABLE OF CONTENTS
EXECUTIVE SUMMARY	Page 16
¡ Our Compensation Philosophy	Page 16
¡ Say-on-Pay	Page 16
¡ Compensation Policies and Governance Practices Summary	Page 16
COMPONENTS OF EXECUTIVE COMPENSATION	Page 16
¡ Base Salary	Page 17
¡ Annual Bonus Program	Page 17
¡ Long-Term Incentives	Page 18
OTHER COMPENSATION INFORMATION	Page 20
¡ Executive Perquisites	Page 20
¡ Retirement Benefits	Page 20
¡ Post-Termination and Change in Control Benefits	Page 21
DECISION MAKING PROCESS	Page 21
¡ Role of the Compensation Committee, Management and Advisors	Page 21
¡ Compensation Benchmarking	Page 22
COMPENSATION POLICIES AND GOVERNANCE PRACTICES	Page 23
¡ Stock Ownership Guidelines	Page 23
¡ Prohibition on Hedging and Pledging Share Ownership	Page 23
¡ Tax Considerations	Page 23
¡ Clawback Policy	Page 23
REPORT OF THE COMPENSATION & MANAGEMENT DEVELOPMENT COMMITTEE	Page 24

2018 Proxy Statement	15

EXECUTIVE SUMMARY

OUR COMPENSATION PHILOSOPHY. Our compensation philosophy emphasizes “pay for performance” programs designed to reward superior financial performance and sustained increases in the value of our shareholders’ investment in Rayonier, while recognizing the need to maintain competitive base pay, retirement, health care, severance and other fixed compensation programs. We generally target total compensation levels consistent with the median of our peer group and survey benchmarks, with an emphasis on long-term incentive compensation. By providing a substantial portion of our named executive officers’ total targeted compensation in the form of long-term incentive awards, we seek to drive sustainable increases in our market valuation and to outperform our peers on a relative total shareholder return basis while promoting equity ownership to further align the interests of our executives with our shareholders.

SAY-ON-PAY. The Compensation Committee carefully considers the results of our shareholders’ advisory “Say-on-Pay” vote. Last year, in conjunction with the rollout of changes to our compensation program and governance practices, our shareholders expressed a high level of support for the compensation of our named executive officers, with 97% of the votes cast in favor of our compensation programs and practices.

COMPENSATION POLICIES AND GOVERNANCE PRACTICES SUMMARY.

	WHAT WE DO		WHAT WE DON’T DO
✓	Pay for performance with focus on long-term value creation	×	No employment agreements
		×	No single-trigger change in control provisions for equity awards
✓	Maintain robust share ownership and share retention requirements
		×	No excise tax gross-ups
✓	Maintain a comprehensive clawback policy	×	No hedging or pledging of Company stock
✓	Avoid compensation practices that encourage inappropriate risk	×	No excessive executive perquisites
		×	No repricing of underwater options
✓	Engage an independent compensation consultant and conduct annual compensation review
✓	Maintain an independent Compensation Committee
✓	Cap performance share awards payable if total shareholder return for the period is negative

COMPONENTS OF EXECUTIVE COMPENSATION

PAY ELEMENT	DESCRIPTION AND PURPOSE
Base Salary

•  Fixed cash compensation that recognizes level of responsibilities, experience, expertise and individual performance

•  Helps attract and retain talented executives

•  Evaluated against external market data annually

Annual Bonus Program	• “At risk” performance-based cash compensation that rewards achievement of key annual financial metrics and strategic initiatives
Long-Term Incentives

•  “At risk” performance-based stock compensation that encourages and rewards long-term performance

•  Two components:

¡   Performance shares (weighted 70%), which pay out based on relative total shareholder return over a three-year performance period

¡   Time-based restricted stock (weighted 30%), which vests over five years (in one-third increments on the third, fourth and fifth anniversary of grant)

•  Aligns management interests with those of our investors

•  Promotes an “ownership” mentality that fosters the long-term perspective necessary for sustained success

•  Ultimate value of these awards depends upon our performance in delivering value to shareholders both in absolute terms through restricted stock and relative to our peers through performance shares

16	Rayonier Inc.

Consistent with our compensation philosophy, a substantial majority of senior executive compensation is in the form of variable “at risk” pay, aligning compensation with performance and shareholder value. For 2017, the portion of total target compensation (which is comprised of base salary and targeted annual and long-term incentive award levels) allocated to variable “at-risk” compensation was 78% for our CEO and 63% on average for our other named executive officers.

2017 TARGET COMPENSATION MIX

We do not have specific pay ratios for our CEO as compared to our other senior executives, but the Compensation Committee does take into account internal pay equity factors to ensure that compensation differences within the Company are consistent with respect to different job levels and responsibilities. For example, the Compensation Committee believes that the CEO has substantially more responsibility and impact on shareholder value than any other named executive officer. Therefore, the Compensation Committee sets his total compensation at a level appreciably higher in relation to that of other named executive officers, but at a level the Compensation Committee believes is appropriate and reflective of market practice and with a greater portion of his total compensation contingent on our performance.

BASE SALARY. Base salary is a fixed compensation component intended to compensate our executives based on experience, expertise and job responsibilities. Each year, the Compensation Committee reviews the base salary of our CEO and each of his direct reports, including all of our named executive officers. In making adjustments to base salary levels, the Compensation Committee considers a number of factors including: external market data; the approved annual salary budget; level of responsibilities; experience and breadth of knowledge; and individual performance.

ANNUAL BONUS PROGRAM. We provide cash compensation in the form of an annual bonus incentive, adopted under the Rayonier Non-Equity Incentive Plan, which is designed to reward executives based on the Company’s financial performance against key budgeted financial metrics, and the attainment of identified strategic objectives. For purposes of Section 162(m) of the Code, we use a funded bonus pool approach; whereby once threshold performance goals are reached, the bonus pool is funded at maximum, and the Compensation Committee uses its negative discretion to reduce that amount to the payout amount, if any, to which the named executive officer is entitled based on performance against our pre-established performance factors as described below. The annual bonus program provides for a target bonus award opportunity for each executive based on salary grade, expressed as a percentage of base salary. For 2017, the target bonus award opportunities for the named executive officers were as follows: Mr. Nunes, 100%; Mr. McHugh, 65%; Messrs. Long, Corr and Bridwell, 55%.

Bonus Plan Metrics. Under our 2017 Rayonier Annual Bonus Program (“2017 Bonus Program”), Recurring Cash Flow performance against budget, weighted 80%, and performance against our annual Strategic Objectives and a Quality of Earnings Assessment, weighted 20%, are used to fund the overall bonus pool. The Compensation Committee believes that Recurring Cash Flow provides a strong measure of management performance, as it isolates the operational cash flow performance of the business excluding the impact of extraordinary items (both positive and negative) while also accounting for ongoing capital investment. Recurring Cash Flow is defined as Cash Available for Distribution plus interest expense, which eliminates the impact of capital structure decisions. Cash Available for Distribution is defined as cash provided by operating activities adjusted for capital spending (excluding timberland acquisitions, real estate development investments, and spending on the Rayonier office building) and working capital and other balance sheet changes.

2018 Proxy Statement	17

The bonus pool funding level is calculated using the table below, interpolating values between the threshold, target and maximum levels, with zero payout for performance below threshold:

	Threshold	Target	Maximum
Recurring Cash Flow (80%)
Percentage of Budgeted Recurring Cash Flow Achieved	80% of Budget	Budget	110% of Budget
Bonus Pool Funding Level	40% of Target Awards	80% of Target Awards	120% of Target Awards
Strategic Objectives / Quality of Earnings Assessment (20%)	0% of Target Awards	20% of Target Awards	30% of Target Awards
Total	40% of Target Awards	100% of Target Awards	150% of Target Awards

Under our bonus pool structure, individual awards can be adjusted down to 0% or up to +30% of the calculated payout level, not to exceed 150% of target awards, based on performance against individual performance objectives.

Measuring 2017 Results. Performance results under our annual bonus program with respect to Recurring Cash Flow may be adjusted to take into account material unusual, nonrecurring and non-budgeted items impacting the bonus calculation. For 2017, no adjustments were made to the payouts calculated under the definition of Recurring Cash Flow. Our results generated a financial performance bonus pool of 120% of target. Payout at target award levels for 2017 required achievement of Recurring Cash Flow of $194.2 million, representing the annual budgeted amount approved by the Board in December 2016.

Our strategic objectives for 2017 centered around refining our long-term growth strategy, improving the quality of our timberland portfolio through active portfolio management, executing our real estate and land resources strategy to unlock value from our timberland portfolio and formulating a strategy for articulating Rayonier’s brand promise to internal and external stakeholders.

After assessing performance for 2017 against the identified strategic objectives, and after reviewing a detailed variance analysis of budget versus actual financial performance, the Compensation Committee approved a payout of 25% for the strategic objectives and quality of earnings component, bringing the overall payout level to 145% of target awards for each named executive officer. In making this determination, the Compensation Committee was pleased with the level of recurring cash flow generated by the Company in 2017, while at the same time seeing numerous examples of management’s focus on enhancing long-term shareholder value. In particular, the Compensation Committee was pleased with management’s active portfolio management efforts in terms of specific timberland acquisitions and dispositions and progress made in advancing the Wildlight development project, including the successful move into Rayonier’s new headquarters building. The Compensation Committee also factored in the progress made on refining the Company’s growth strategy and articulating Rayonier’s brand promise to internal and external stakeholders.

Final 2017 Bonus Awards. The final annual bonuses earned by our named executive officers for 2017 were approved by the Compensation Committee and, for Mr. Nunes, by our independent directors, in February 2018, and appear in the Summary Compensation Table on page 25, under the heading “Non-Equity Incentive Plan Compensation.” As discussed above, the bonus pool funding for 2017 was 145% of target.

LONG-TERM INCENTIVES. The Rayonier Incentive Stock Plan (“Stock Plan”) provides the Compensation Committee the flexibility to award long-term compensation incentives through a variety of equity-based awards. Long-term incentive awards allow us to offer a competitive overall compensation package, and also provide opportunities for share ownership by our executives in order to increase their proprietary interest in Rayonier and, as a result, their interest in our long-term success and commitment to creating shareholder value.

In 2017, the Compensation Committee chose to award performance shares (weighted 70%) and time-based restricted stock (weighted 30%). The Compensation Committee believes this mix provides a strong incentive to our executives to focus on the ongoing creation of shareholder value and to deliver sustained increases in the Company’s market valuation and performance relative to our peers on a total shareholder return basis. The three-year vesting and payment periods for

18	Rayonier Inc.

our performance share awards and the five-year vesting period for our restricted stock awards also provide a retention incentive for our executives. In setting the grant date value of target long-term incentives to be awarded to each named executive officer, the Compensation Committee considers external market pay data, performance and potential, as discussed below under “Compensation Benchmarking.”

The Compensation Committee may also award one-time equity grants for special purposes, such as new hire, promotion or retention. These awards typically take the form of time-vested restricted stock grants. Long-term incentive awards for 2017 are reflected in the “Summary Compensation Table” on page 25 and the “Grants of Plan-Based Awards” table on page 27. Long-term incentive payouts in 2017, if any, are reflected in the “Option Exercises and Stock Vested” table on page 29.

Performance Shares. The target award level is determined at the beginning of a 36-month performance period. Performance share awards were approved by the Compensation Committee (and, for the CEO, by our independent directors) in February 2017 and the performance period began on April 1, 2017 and ends on March 31, 2020.

The payout, if any, will be based on the level of economic return we produce for our shareholders (referred to as TSR relative to that produced by the 2017 Performance Share Peer Group, chosen by the Compensation Committee as those companies most likely to be considered “operational competitors” of Rayonier’s core businesses.

TSR is calculated for the performance period based upon the return on a hypothetical investment in Rayonier shares versus the return on an equal hypothetical investment in each of the peer companies, in all cases assuming reinvestment of dividends. The 2017 Performance Share Award Program awards will be paid out, if at all, in April 2020 after the end of the performance period on March 31, 2020, based on our percentile TSR performance against the peer group, as follows:

Percentile Rank	Payout Level (Expressed As Percent of Target Award)
80th and Above	200%
51st – 79th	100% (plus 3.33% for each incremental percentile position over the 50th Percentile)
50th	100%
31st – 49th	30% (plus 3.5% for each incremental percentile position over the 30th Percentile)
30th	30%
Below 30th	0%

The payout percentage is capped at 100% of target if Rayonier’s TSR for the performance period is negative.

The 2017 Performance Share Peer Group includes a custom peer group of timber companies, weighted 80%, and the companies comprising the real estate segment of the S&P 400 Midcap Index, weighted 20%, as shown below:

Custom Timber Peer Group (Weighted 80%)
Catchmark Timber Trust	Pope Resources	Weyerhaeuser
Deltic Timber(1)	Potlatch Corporation

2018 Proxy Statement	19

Companies Comprising the Real Estate Segment of the S&P Midcap 400 Index (Weighted 20%)
Alexander & Baldwin, Inc.	First Industrial Realty Trust Inc.	Omega Healthcare Investors, Inc.
American Campus Communities	Healthcare Realty Trust Inc.	Potlatch Corporation
Camden Property Trust	Highwoods Properties, Inc.	Quality Care Properties
Care Capital Properties, Inc.	Hospitality Properties Trust	Senior Housing Properties Trust
Core Civic, Inc.	Jones Lang LaSalle Incorporated	Tanger Factory Outlet Centers, Inc.
Corporate Office Properties Trust	Kilroy Realty Corporation	Taubman Centers, Inc.
Cousins Properties Incorporated	Lamar Advertising Company	The GEO Group, Inc.
CyrusOne Inc.	LaSalle Hotel Properties	Uniti Group Inc.
DCT Industrial Trust Inc.	Liberty Property Trust	Urban Edge Properties
Douglas Emmett, Inc.	Life Storage, Inc.	Washington Prime Group Inc.
Duke Realty Corporation	Mack-Cali Realty Corporation	Weingarten Realty Investors
EdR	Medical Properties Trust, Inc.
EPR Properties	National Retail Properties, Inc.

(1)	Based on Deltic Timber’s acquisition by Potlatch, which closed in February 2018, the Compensation Committee removed Deltic Timber from all outstanding (2015, 2016 and 2017) Performance Share Award Program peer groups. This adjustment, which is in line with common market practice, was made based on the Compensation Committee’s authority under the Performance Share Award Program to make adjustments to avoid distortion in the operation of the program.

OTHER COMPENSATION INFORMATION

EXECUTIVE PERQUISITES. In addition to benefits that are available broadly to our employees, Rayonier executive officers are eligible to participate in the Executive Physical Program. Each executive-level employee of the Company is encouraged to have a physical examination every year. The Company does not offer any other executive perquisites.

RETIREMENT BENEFITS. We maintain the following plans and programs to provide retirement benefits to salaried employees, including the named executive officers, to the extent such employees are eligible participants under the plan terms:

•	the Rayonier Investment and Savings Plan for Salaried Employees (our 401(k) plan);

•	the Rayonier Excess Savings and Deferred Compensation Plan;

•	the Retirement Plan for Salaried Employees of Rayonier;

•	the Rayonier Excess Benefit Plan; and

•	the Rayonier Salaried Retiree Medical Plan.

The benefits available under the plans listed above are intended to provide income replacement after retirement, primarily through distributions from a 401(k) or other deferred compensation plan. We place great value on the long-term commitment that many of our employees and named executive officers have made to us and wish to incentivize them to remain with the Company with a focus on building sustainable value over the long term. Therefore, the Company has determined that it is appropriate to provide employees with competitive retirement benefits as part of their overall compensation package.

Our defined contribution retirement plans are designed to encourage employees to take an active role in planning, saving and investing for retirement. As a supplement to our 401(k) plan, the Excess Savings and Deferred Compensation Plan is designed to provide eligible employees and executives with a convenient and efficient opportunity to save for retirement while deferring applicable income taxes until withdrawal. For a detailed description of the Excess Savings and Deferred Compensation Plan, see the discussion following the “Nonqualified Deferred Compensation” table on page 31.

20	Rayonier Inc.

Our defined benefit pension plans, the Retirement Plan for Salaried Employees of Rayonier and the Rayonier Excess Benefit Plan, were closed to new employees on January 1, 2006. On December 31, 2016, benefits under our defined benefit pension plans were frozen for all participants. No additional benefits will be accrued under these plans. Of our named executive officers, only Mr. Long is a participant in these plans. Our other named executive officers were hired after January 1, 2006 and are ineligible to participate. For detailed descriptions of our Retirement Plan for Salaried Employees and the Rayonier Excess Benefit Plan, see the discussion following the “Pension Benefits” table on page 30.

For those eligible participants who were employed prior to the January 1, 2006 closure to new participants, the Rayonier Salaried Retiree Medical Program provides salaried employees eligible for retirement with access to a Company-sponsored healthcare plan funded entirely by the plan participants. This benefit is extended on an equivalent basis to all eligible retirees who are plan participants.

The Compensation Committee reviews these retirement benefits programs periodically to evaluate their continued competitiveness.

POST-TERMINATION AND CHANGE IN CONTROL BENEFITS

Severance Pay Plan. The Severance Pay Plan for Salaried Employees provides severance benefits to all salaried employees of Rayonier, including the named executive officers, in the event their employment is terminated (other than “for cause” and other non-qualifying terminations defined in the plan). Upon execution of a satisfactory separation agreement, the severance benefit available to our named executive officers ranges from 20 weeks to 26 weeks of base salary, plus an additional week of base salary for each year of service over one year.

Executive Severance Pay Plan. The Compensation Committee recognizes that, as with all publicly-traded corporations, there exists the possibility of a change in control of Rayonier and that the uncertainty created by that possibility could result in the loss or distraction of senior executives, to the detriment of Rayonier and our shareholders. The Executive Severance Pay Plan, referred to in this discussion as the “Executive Plan,” reflects the Compensation Committee’s view that it is critical to encourage executive retention and that the continued attention and dedication of our senior executives be fostered, notwithstanding the possibility, threat, rumor or occurrence of a change in control of Rayonier. In addition, the Executive Plan is intended to align executive and shareholder interests by enabling executives to consider corporate transactions that may be in the best interests of our shareholders and other constituents without undue financial concern over whether the transaction would jeopardize the executives’ own employment.

The Executive Plan achieves these objectives by providing benefits to eligible executives designated by the Compensation Committee, which currently include all of our named executive officers, in the event of a change in control of the Company. Any benefits payable require a “double-trigger,” meaning in addition to a change in control, the executive must be involuntarily terminated (other than “for cause”) or resign for “good reason” before any payments or benefits are triggered. If the executive is involuntarily terminated (other than “for cause”) or resigns for “good reason” within 24 months of the change in control, he or she will be entitled to enhanced severance benefits, which depend on the executive’s status as a Tier I or Tier II executive. The Executive Plan has no excise tax gross-up provision. The Executive Plan includes a best net benefit provision, which provides eligible executives with the greater of (1) the full benefit less the excise tax, with the executive personally responsible for paying the excise tax, or (2) a capped benefit, with the amount reduced just below the threshold for triggering the excise tax. The Compensation Committee reviews the Executive Plan annually and retains the discretion to terminate the Executive Plan, or to include or exclude any executive, including any named executive officer, at any time prior to a change in control. As of December 31, 2017, Messrs. Nunes, McHugh, Corr and Long are included as Tier I executives, and Mr. Bridwell is included as a Tier II executive.

The potential payments under the Executive Plan are calculated in the “Potential Payments upon Termination or Change in Control” table on page 32.

DECISION MAKING PROCESS

ROLE OF THE COMPENSATION COMMITTEE, MANAGEMENT AND ADVISORS. The Compensation Committee has responsibility for establishing our compensation philosophy and for monitoring our adherence to it. The Compensation Committee reviews and approves compensation levels for all executive officers as well as all compensation, retirement, perquisite and benefit programs applicable to such officers. The Compensation Committee establishes annual performance objectives for the CEO, evaluates his accomplishments and performance against those objectives, and,

2018 Proxy Statement	21

based on such evaluation, makes recommendations regarding his compensation for approval by the independent members of our Board. All of these functions are set forth in the Compensation Committee’s Charter, which is available on our website (www.rayonier.com) located under the Corporate Governance tab on our Investor Relations page and is reviewed annually by the Compensation Committee.

The Compensation Committee’s work is accomplished through a series of meetings, following a regular calendar schedule, to ensure that all major elements of compensation are appropriately considered and that compensation and benefit programs are properly designed, implemented and monitored. Special meetings are held as needed to address matters outside the regular compensation cycle. Working with the Compensation Committee Chair, our Vice President, Human Resources prepares an agenda and supporting materials for each meeting. Our Vice President, Human Resources, and our Vice President, General Counsel and Corporate Secretary, along with Mr. Nunes, generally attend Compensation Committee meetings by invitation, but are excused for executive sessions. The Compensation Committee invites other members of management to attend meetings as it deems necessary to cover issues within their specific areas of expertise or responsibility.

The Compensation Committee also seeks advice and assistance from compensation consultants and outside counsel. The Compensation Committee has engaged a compensation consulting firm, Farient Advisors, to provide advice, relevant market data and best practices to consider when making compensation decisions, including decisions involving the CEO and the programs generally applicable to senior executives. Farient Advisors does not provide any services other than consulting services related to executive and Board compensation. The Compensation Committee has assessed the independence of our compensation consultant against the specific criteria under applicable SEC and NYSE rules and determined that no conflict of interest is or was raised by their work for the Compensation Committee.

COMPENSATION BENCHMARKING. In an effort to attract, motivate and retain a talented management team, the Compensation Committee studies market norms among our industry peers and comparably-sized general industry companies in an effort to provide a competitive compensation program that targets median (50th percentile of our peer group) compensation levels. Of course, variations from these general expectations may occur based on the expertise and experience level of a given executive as well as individual, Company and market factors.

In setting 2017 compensation levels for senior executives, including each of the named executive officers, the Compensation Committee reviewed median compensation levels at comparably sized general industry companies using a blend of two survey sources: (1) the TowersWatson CDB Executive Compensation Survey for companies with revenues of less than $1 billion; and (2) the US Mercer Benchmark Database Executive Compensation Survey database for companies with revenues between $400 million and $1 billion. See Appendix B for a list of companies included in the TowersWatson and Mercer surveys.

For our President and Chief Executive Officer and our Senior Vice President and Chief Financial Officer, Farient Advisors also provided the Compensation Committee compensation levels of our industry peer companies, as disclosed in each company’s annual proxy statement. These companies, listed below, are evaluated each year and chosen by the Compensation Committee as those most likely to be considered “operational competitors.”

Compensation Benchmarking Peer Group
Catchmark Timber Trust	Pope Resources	Weyerhaeuser
Deltic Timber	Potlatch Corporation

In setting compensation levels, the Compensation Committee also considered total direct compensation in the context of the relatively short period of time each of the named executive officers has served in his or her respective role. For 2017, target total direct compensation (consisting of base salary, target annual bonus and target long-term incentive award) levels for our named executive officers fell below the median on average.

22	Rayonier Inc.

COMPENSATION POLICIES AND GOVERNANCE PRACTICES

STOCK OWNERSHIP GUIDELINES. We believe that share ownership requirements help to further focus the senior management team on the long-term success of our businesses and the interests of our shareholders. All executives at the Vice President level and above are required to acquire and hold, within five years after taking such position, Rayonier shares with a value equal to a designated multiple of their base salary as shown below:

Position	Ownership Requirement
Chief Executive Officer	6x
Executive Vice Presidents	3x
Senior Vice Presidents	2x
Vice Presidents	1x

We also require that each independent director, within four years of joining our Board, maintain a minimum ownership interest in Rayonier at a level equal to four times the director’s annual equity retainer. Prior to satisfying his or her ownership requirement, a director or executive is prohibited from selling any Rayonier shares other than shares withheld or sold to satisfy taxes in connection with a performance share payout, restricted stock award or stock option exercise. All of our directors and executive officers have met or are on track to meet their ownership requirements within the required period.

PROHIBITION ON HEDGING AND PLEDGING SHARE OWNERSHIP. Our executive officers and directors are not permitted to hedge their economic exposure to our common shares, to hold their ownership interests in our common shares in a margin account or to otherwise pledge their common shares as collateral for a loan. For a more detailed description, see the “Share Ownership of Directors and Executive Officers” section on page 37.

TAX CONSIDERATIONS. Section 162(m) of the Code precludes a public corporation from taking a deduction for compensation in excess of $1 million for certain of our named executive officers. Prior to the 2018 tax year, Section 162(m) provided an exemption to this limit on deductibility if specific criteria were satisfied. The exemption was repealed by the Tax Cuts and Jobs Act signed into law in December 2017 effective for tax years beginning after December 31, 2017. In reviewing and establishing our compensation program and payments, the Compensation Committee considers the anticipated tax treatment to Rayonier and the named executive officers. However, deductibility of compensation is only one factor that the Compensation Committee takes into account in setting executive compensation, and the Compensation Committee retains the flexibility to award compensation that is not deductible in its discretion. In addition, Section 162(m) imposed a number of requirements that must be met for awards to qualify for deduction. Accordingly, there can be no assurance that performance-based awards intended to qualify for deduction under Section 162(m) will be fully deductible under all circumstances.

CLAWBACK POLICY. We have an extensive “Clawback Policy” that provides the Compensation Committee discretion to recover incentive awards paid or outstanding in the event of a financial restatement or detrimental conduct. Detrimental conduct includes failure to comply with material policies of the Company, committing an illegal act in connection with the performance of a covered employees’ duties or taking any action or failing to take action which puts the Company at a material risk. The financial restatement provision of the plan applies to Section 16 Officers and allows the Compensation Committee to recover the difference between the incentive-based awards paid and the value that would have been paid had the relevant information been known at the time the award was paid. The detrimental conduct provision applies to a broader group of management and provides the Compensation Committee discretion to recover all or a portion of any incentive awards paid or outstanding during the prior 36 months.

2018 Proxy Statement	23

REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

The Compensation Committee has reviewed and discussed the CD&A required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, recommended to the Board that the CD&A be included in this Proxy Statement, which is incorporated by reference into the Company’s 2017 Annual Report on Form 10-K filed with the SEC.

The Compensation and Management Development Committee:

Scott R. Jones, Chair	Richard D. Kincaid
Keith E. Bass	Andrew G. Wiltshire
Dod A. Fraser

24	Rayonier Inc.

SUMMARY COMPENSATION TABLE

This table discloses compensation for 2017, 2016 and 2015 for Rayonier’s Chief Executive Officer, Chief Financial Officer, and our three other most highly compensated executive officers.

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2) (3)	Option Awards (2)	Non-Equity Incentive Plan Compensation (4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (5)	All Other Compen- sation (6)	Total
David Nunes	2017	$668,750	—	$1,917,101	—	$969,690	—	$157,506	$3,713,047
President and Chief	2016	$637,500	—	$1,776,612	—	$956,250	—	$116,401	$3,486,763
Executive Officer	2015	$587,520	—	$1,627,690	—	$705,024	—	$56,347	$2,976,581
Mark McHugh	2017	$412,000	—	$629,907	—	$388,310	—	$93,258	$1,523,475
Senior Vice President and	2016	$387,500	—	$555,205	—	$377,813	—	$44,196	$1,364,714
Chief Financial Officer	2015	$350,000	—	$542,582	—	$273,000	—	$168,506	$1,334,088
Doug Long	2017	$322,500	—	$383,414	—	$257,190	$301,065	$37,668	$1,301,837
Senior Vice President,	2016	$300,000	—	$333,101	—	$247,500	$263,188	$15,261	$1,159,050
Forest Resources	2015	$245,833	$10,000	$244,166	—	$147,500	$76,896	$7,481	$731,876
Chris Corr	2017	$340,000	—	$383,414	—	$271,150	$709	$46,844	$1,042,117
Senior Vice President, Real	2016	$337,500	—	$444,153	—	$185,625	$722	$64,721	$1,032,721
Estate and Public Affairs	2015	$327,500	—	$434,054	—	$196,500	$558	$47,086	$1,005,698
Mark Bridwell	2017	$327,500	—	$356,030	—	$261,180	—	$48,378	$993,088
Vice President, General	2016	$315,000	—	$333,101	—	$259,875	—	$40,394	$948,370
Counsel & Corporate Secretary	2015	$293,750	—	$325,555	—	$176,250	—	$26,467	$822,022

(1)	For Mr. Long, the amounts represent a bonus associated with his promotion to Director, Atlantic Region in March 2014. Mr. Long’s bonus was payable in two payments, $20,000 in 2014 and $10,000 in 2015.
(2)	Represents the aggregate grant date fair value for performance share and restricted stock awards, computed in accordance with FASB ASC Topic 718 granted in 2017, 2016 and 2015. For 2017, the Stock Awards column includes the grant date fair value of performance shares and restricted stock awards as follows:

	Performance Shares	Restricted Stock
Mr. Nunes	$1,392,092	$525,009
Mr. McHugh	$457,414	$172,493
Mr. Long	$278,412	$105,002
Mr. Corr	$278,412	$105,002
Mr. Bridwell	$258,530	$97,500

Values for awards subject to performance conditions are computed based on the probable outcome of the performance condition as of the grant date for the award. A discussion of the assumptions used in calculating these values may be found in the “Incentive Stock Plans” section included in the notes to our financial statements included in our Annual Reports on Form 10-K for 2017, 2016 and 2015.
(3)	The following amounts reflect the grant date award value assuming that the highest level of performance is achieved under the 2017 Performance Share Award Program: Mr. Nunes, $2,450,004; Mr. McHugh, $805,023; Mr. Long, $489,989; Mr. Corr, $489,989; and Mr. Bridwell, $454,998.
(4)	Represents awards under the 2017, 2016 and 2015 bonus programs discussed in the Compensation Discussion and Analysis beginning on page 15.
(5)	For Mr. Long, these amounts represent the annual change in actuarial present value of the participant’s pension benefit under the Company’s retirement plans. For Mr. Corr, these amounts represent above market interest on non-qualified deferred compensation. Excess Base Salary and Annual Bonus Deferral account balances under our Excess Savings and Deferred Compensation Plan earn a rate of return equal to 10-Year Treasury Notes (adjusted monthly) plus 1.5 percent. Under SEC regulations, any returns on non-qualified deferred compensation in excess of 120% of the applicable federal long-term rate are considered above market interest and must be reported.
(6)

For each year presented, these amounts include Company contributions to the Rayonier Investment and Savings Plan for Salaried Employees, our 401(k) Plan; Company contributions to the Rayonier Excess Savings and Deferred Compensation Plan; reimbursement of expenses incurred under the Senior Executive Tax and Financial Planning Program (program was discontinued

2018 Proxy Statement	25

in 2015); restricted stock dividends and accrued interest; relocation benefits and related tax gross-ups; and the costs of executive physical examinations. The amounts reflect 401(k) Plan Company contributions as follows: for 2017: Messrs. Nunes, McHugh, Corr, Bridwell, and Mr. Long, $17,820; for 2016: Messrs. Nunes, McHugh, Corr, Bridwell, and Mr. Long, $17,490; for 2015: Messrs. Nunes, Corr and Bridwell, $17,490, Mr. McHugh, $16,962 and Mr. Long, $5,565. The amounts reflect Excess Savings Company contributions as follows: for 2017: Mr. Nunes, $89,430, Mr. McHugh, $17,606, Mr. Long, $10,890, Mr. Corr, $16,871 and Mr. Bridwell, $20,947; for 2016: Mr. Nunes, $67,391, Mr. McHugh, $16,500, Mr. Long, $175, Mr. Corr, $16,494 and Mr. Bridwell, $13,164; for 2015: Mr. Nunes, $13,093; Mr. Corr, $8,400 and Mr. Bridwell, $3,536. For 2015, the amount reflects balances that were used prior to the discontinuation of tax and financial planning program as follows: Mr. Corr, $10,000 and Mr. Bridwell, $2,885. The amount reflects dividend equivalents associated with restricted stock as follows for 2017: Mr. Nunes, $50,256, Mr. McHugh, $57,832, Mr. Long, $8,958, Mr. Corr, $12,153 and Mr. Bridwell, $9,611; for 2016: Mr. Nunes, $31,520, Mr. McHugh, $10,206, Mr. Long, $10,586, Mr. Corr, $30,471 and Mr. Bridwell, $9,740; for 2015: Mr. Nunes, $12,779 and Mr. Corr, $11,196. Mr. Nunes’ amount includes for 2015, $12,964 in relocation benefits, which includes $2,103 in related tax gross-ups. Mr. McHugh’s amount for 2015 includes $147,284 in relocation benefits, which includes $41,647 in related tax gross-ups. All amounts reflect actual expenses incurred and paid by the Company in providing these benefits.

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of David Nunes, our President and Chief Executive Officer (our “CEO”). For fiscal 2017:

•	The median of the annual total compensation of all employees of our Company (other than our CEO) was $91,294; and

•	The annual total compensation of our CEO, as reported in the Summary Compensation Table above, was $3,713,047.

Based on this information, for 2017, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 38 to 1.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we used the following methodology and material assumptions, adjustments and estimates:

•	We determined that, as of December 31, 2017, our employee population consisted of 345 employees, with 72% of these individuals located in the United States and 28% located in New Zealand. This population consisted of our full-time, part-time, and temporary employees. We selected December 31, 2017, as the date upon which we would identify the “median employee”.

•	To identify the median employee from our employee population, we compared the amount of salary paid in 2017, annual cash incentive compensation awarded in 2017, and the grant date fair value of equity awards granted in 2017 for each employee. In making this determination, we annualized the compensation of approximately one part-time and 31 full-time employees who were hired in 2017 but did not work for us for the entire fiscal year. We did not make any cost-of-living adjustments in identifying the median employee.

•	Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2017 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $97,018.

•	With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column (column (j)) of our 2017 Summary Compensation Table included in this Proxy Statement.

26	Rayonier Inc.

GRANTS OF PLAN-BASED AWARDS

This table discloses potential payouts under the 2017 Rayonier Annual Bonus Program and the 2017 Performance Share Award Program along with 2017 restricted stock awards for our named executive officers.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock Awards (4)
Name	Grant Date	Approval Date	Thres- hold	Target	Maxi- mum	Thres- hold (#)	Target (#)	Maxi- mum (#)
David Nunes	—	—	$267,500	$668,750	$1,003,125
	4/3/2017	2/24/2017				12,981	43,271	86,542		$1,392,092
	4/3/2017	2/24/2017							18,545	$525,009
Mark McHugh	—	—	$107,120	$267,800	$401,700
	4/3/2017	2/24/2017				4,265	14,218	28,436		$457,414
	4/3/2017	2/24/2017							6,093	$172,493
Doug Long	—	—	$70,950	$177,375	$266,063
	4/3/2017	2/24/2017				2,596	8,654	17,308		$278,412
	4/3/2017	2/24/2017							3,709	$105,002
Chris Corr	—	—	$74,800	$187,000	$280,500
	4/3/2017	2/24/2017				2,596	8,654	17,308		$278,412
	4/3/2017	2/24/2017							3,709	$105,002
Mark Bridwell	—	—	$72,050	$180,125	$270,187
	4/3/2017	2/24/2017				2,411	8,036	16,072		$258,530
	4/3/2017	2/24/2017							3,444	$97,500

(1)	Reflects potential awards under the 2017 Rayonier Annual Bonus Program. Awards can range from 0% to 150% of the target award. See the “Annual Bonus Program” section of the Compensation Discussion and Analysis beginning on page 17. The actual amount earned by each named executive officer for 2017 is reflected in the Summary Compensation Table on page 25 under the “Non-Equity Incentive Plan Compensation” column.
(2)	Reflects potential awards, in number of shares, under the 2017 Performance Share Award Program. Awards can range from 0% to 200% of the target award. Please refer to the “Performance Shares” section of the Compensation Discussion and Analysis on page 19.
(3)	Reflects awards of time-based restricted stock, in number of shares, under the 2017 Rayonier Incentive Stock Plan.
(4)	Reflects the grant date fair value of each equity award computed in accordance with FASB ASC Topic 718. Values for equity incentive plan awards subject to performance conditions are computed based on probable outcome of the performance condition as of the grant date.

2018 Proxy Statement	27

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

This table discloses outstanding stock option, performance share and restricted stock awards for the named executive officers as of December 31, 2017.

		Option Awards				Stock Awards
									Equity Incentive Plan Awards
Name	Grant Date	Number of Securities Underlying Unexer- cised Options (#) Exercisable	Number of Securities Underlying Unexer- cised Options (#) Unexer- cisable (1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)		Market Value of Shares or Units of Stock That Have Not Vested (4)	Number of Unearned Shares or Units of Stock That Have Not Vested (#) (3)	Market Value of Shares or Units That Have Not Vested (4)

David Nunes	4/3/2017					18,545	(A)	$586,578	43,271	$1,368,662
	4/1/2016					19,308	(B)	$610,712	45,052	$1,424,995
	4/1/2015					17,039	(C)	$538,944	39,758	$1,257,546
	7/21/2014					85,130	(D)	$2,692,662
Mark McHugh	4/3/2017					6,093	(A)	$192,722	14,218	$449,715
	4/1/2016					6,034	(B)	$190,855	14,079	$445,319
	4/1/2015					5,680	(C)	$179,658	13,253	$419,192
Doug Long	4/3/2017					3,709	(A)	$117,316	8,654	$273,726
	4/1/2016					3,620	(B)	$114,501	8,447	$267,179
	4/1/2015					2,556	(C)	$80,846	5,964	$188,641
	1/2/2014	1,850		$31.28	1/2/2024
	1/2/2013	1,400		$38.69	1/2/2023
	1/3/2012	1,654		$32.65	1/3/2022
	1/3/2011	1,468		$27.22	1/3/2021
	1/4/2010	1,116		$20.74	1/4/2020
Chris Corr	4/3/2017					3,709	(A)	$117,316	8,654	$273,726
	4/1/2016					4,827	(B)	$152,678	11,263	$356,249
	4/1/2015					4,544	(C)	$143,727	10,602	$335,341
	1/2/2014	7,421		$31.28	1/2/2024
Mark Bridwell	4/3/2017					3,444	(A)	$108,934	8,036	$254,179
	4/1/2016					3,620	(B)	$114,501	8,447	$267,179
	4/1/2015					3,408	(C)	$107,795	7,952	$251,522
	7/1/2014	4,493		$34.98	7/1/2024
	1/2/2014	1,106		$31.28	1/2/2024
	1/2/2013	842		$38.69	1/2/2023
	1/3/2012	567		$32.65	1/3/2022
	1/3/2011	602		$27.22	1/3/2021

(1)	Option awards vest and become exercisable in one-third increments on the first, second and third anniversaries of the grant date.
(2)	(A) Amounts reflect time-based restricted shares granted as part of our 2017 long-term incentive program on April 3, 2017, which vest in equal one-third increments on the third, fourth, and fifth anniversary of the awards.
(B) Amounts reflect time-based restricted shares granted as part of our 2016 long-term incentive program on April 1, 2016, which vest in equal one-third increments on the third, fourth, and fifth anniversary of the awards.
(C) Amounts reflect time-based restricted shares granted under our 2015 long-term incentive program on April 1, 2015, which vest in equal one-third increments on the third, fourth and fifth anniversary of the awards.
(D) Amounts reflect special one-time awards of time-based restricted shares with vesting schedules as follows: Mr. Nunes, 85,130 shares scheduled to vest on June 9, 2019.
(3)

Represents awards under the Performance Share Award Program for 2015, 2016 and 2017, each with a 36-month performance period. Awards for the relevant performance share program period are immediately vested following the performance period upon

28	Rayonier Inc.

the Compensation Committee’s certification of performance results and the amount earned. Under the Performance Share Award Program, the actual award value can range from zero to 200% of target. See the “Performance Shares” section of the Compensation Discussion and Analysis on page 19. The disclosure for the 2015, 2016 and 2017 Performance Share Award Programs reflects the target award.
(4)	Value based on the December 29, 2017 closing share price of $31.63.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth for each named executive officer the activity for stock option exercises and vesting of stock awards during the year ended December 31, 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting

David Nunes	—	—	—	—
Mark McHugh	—	—	13,050	$409,900
Doug Long	2,305	$26,446	—	—
Chris Corr	—	—	—	—
Mark Bridwell	1,659	$27,104	—	—

(1)	The amounts shown for Mr. McHugh represents vested restricted stock.

2018 Proxy Statement	29

PENSION BENEFITS

The following table illustrates the present value of accumulated benefits payable under the Retirement Plan for Salaried Employees of Rayonier Inc., a tax qualified retirement plan (“Retirement Plan”), and the Rayonier Inc. Excess Benefit Plan, a non-qualified retirement plan (“Excess Plan”), at the earliest eligible retirement age. The named executive officers who are not listed in the table are not participants in and have no accumulated benefit under either the Retirement Plan or the Excess Plan. The Retirement Plan and Excess Plan were closed to new participants effective January 1, 2006. On December 31, 2016, benefits were frozen for all participants.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit (1)	Payments During Last Fiscal Year

Doug Long	Rayonier Salaried Employees Retirement Plan	21.6	$915,776	—
	Rayonier Excess Benefit Plan		$135,493	—

(1)	Determined using the assumptions that applied for FASB ASC Topic 715-30 disclosure as of December 31, 2017. For December 31, 2017, an interest rate of 3.48% was used and the mortality assumptions were the RP-2014 mortality tables with a fully generational projection using scale MP-2017. Employees are assumed to retire at the earliest age that they will be eligible for an unreduced pension (i.e., age 60 and 15 years of service or age 65). Mortality is assumed from that date only. Benefits are assumed to be paid in the normal form of payment which is a life annuity for single employees and the 90/50 survivor form for married employees.

The Retirement Plan is a tax-qualified retirement plan covering substantially all eligible salaried employees hired prior to January 1, 2006. This Plan provides income replacement following retirement through the payment of monthly pension benefits based upon the employee’s average final compensation and years of service. The costs of benefits under the Retirement Plan are borne entirely by the Company. Consistent with our desire that salaried employees take a more active role in saving for retirement, this benefit was replaced by an enhanced retirement contribution under the Rayonier Investment Savings Plan for Salaried Employees for new salaried employees hired after December 31, 2005. Effective December 31, 2016, the plan was amended to freeze benefits for all employees participating in the plan. In lieu of the pension plan, the Company will make an enhanced retirement contribution to each participant’s 401(k) savings plan account equal to 3% of eligible earnings.

For the period through December 31, 2003, the annual pension amounted to 2% of a participant’s average final compensation for each of the first 25 years of benefit service, plus 1.5% of the participant’s average final compensation for each of the next 15 years of benefit service, reduced by 1.25% of the participant’s primary Social Security benefit for each year of benefit service to a maximum of 40 years, provided that no more than one-half of the participant’s primary Social Security benefit is used for such reduction. Effective January 1, 2004, the Retirement Plan was amended so that for future service the annual pension amounts to one and one-half percent of the participant’s final average compensation for each year of benefit service to a maximum of 40 years.

A participant is vested in benefits accrued under the Retirement Plan upon completion of five years of eligibility service. Normal retirement is at age 65. The Retirement Plan also provides for unreduced early retirement pensions for participants who retire at or after age 60 following completion of 15 years of eligibility service. Reduced benefits are available at age 55 with at least 10 years of service (“Standard Early Retirement”) or as early as age 50 with age plus eligibility service equal to at least 80 or age 55 with at least 15 years of eligibility service (“Special Early Retirement”). The plan benefit for a participant eligible for Standard Early Retirement will be reduced by 3% for each year of age under 65 (e.g., age 64 would result in 97% of the benefit payable). The Retirement Plan benefit for a participant eligible for Special Early Retirement will receive a 5% reduction for each year of age under 60 (e.g., age 59 would result in 95% of the benefit payable).

A participant’s average final compensation includes salary and approved bonus payments calculated under the Retirement Plan as follows: (1) the participant’s average annual base salary for the five calendar years during the participant’s last 120 calendar months of service which yield the highest such average, plus (2) the participant’s average approved bonus payments for the five calendar years during the participant’s last 120 calendar months of service which yield the highest such average.

30	Rayonier Inc.

Rayonier adopted the Excess Plan to meet the retirement needs of a small segment of its salaried employee population affected by limiting federal legislation. Applicable federal legislation limits the amount of benefits that can be paid and the compensation that may be recognized under a tax-qualified retirement plan. Tax-qualified retirement plan participants whose annual benefit at the time of payment exceeds Section 415 of the Code limitations or whose benefit is limited on account of the Section 401(a)(17) of the Code limitation on compensation are participants in the Excess Plan; The practical effect of the Excess Plan is to continue calculation of benefits after retirement to all employees on a uniform basis regardless of compensation levels. All employees covered by the Retirement Plan were eligible under the Excess Plan, however, benefits under the plan will only be accrued to those employees who are affected by the Code limits and only through December 31, 2016 due to the freeze on the Retirement Plan.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY (1)	Registrant Contributions in Last FY (1)	Aggregate Earnings in Last FY	Aggregate Withdrawals / Distributions in Last FY	Aggregate Balance at Last FYE (2)

David Nunes	$73,500	$89,430	$6,920	—	$276,781
Mark McHugh	$1,553	$17,606	$882	—	$38,124
Doug Long	$1,350	$10,890	$155	—	$12,571
Chris Corr	—	$16,871	$5,323	—	$158,515
Mark Bridwell	$11,242	$20,947	$1,151	—	$55,107

(1)	All executive and Company contributions in the last fiscal year are reflected as compensation in the Summary Compensation Table on page 25.
(2)	To the extent that a participant was a named executive officer in prior years, executive and Company contributions included in the Aggregate Balance at Last FYE column have been reported as compensation in the Summary Compensation Table for the applicable year. The Rayonier Inc. Excess Savings and Deferred Compensation Plan (“Excess Savings Plan”) is a nonqualified, unfunded plan that consists of two components, an Excess Savings component (a supplement to the Rayonier Investment and Savings Plan for Salaried Employees (“Savings Plan”)) and an Excess Base Salary and Bonus Deferral component.

The Excess Savings Plan supplements the qualified 401(k) plan by providing employees with Rayonier contributions lost due to the federal tax regulations limiting employee contributions to tax-qualified 401(k) plans. Participants can contribute up to 6% of total base salary and bonus. The Company contributes matching contributions up to 3.6% of total base salary and bonus (reduced by the regular matching contributions made under the Savings Plan). Amounts contributed by participants, and the Rayonier matching contributions, are unsecured, but earn a return equal to 120% of the applicable federal long-term rate (adjusted monthly). The average interest rate in 2017 was 3.17%. Excess Savings Plan participants may elect to receive a lump sum or annual installments upon termination of employment.

The Excess Base Salary and Bonus Deferral component of the Excess Savings Plan allows employees with a base salary in excess of $170,000 the opportunity to defer up to 100% of their base salary and all or any portion of their annual bonus. Amounts deferred are unsecured, but earn a return equal to the 10-year treasury rate plus 1.50% (adjusted monthly). The average interest rate in 2017 was 3.82%. Excess Base Salary Deferral and Annual Bonus Deferral participants may elect to receive a lump sum or annual installments not to exceed fifteen years upon termination of employment or a specific date.

2018 Proxy Statement	31

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The table below reflects the potential payments to which each of our named executive officers would have been entitled upon an involuntary termination without cause or voluntary termination for good reason occurring on December 31, 2017 within 24 months after a change in control. All payments are as provided under the Executive Severance Pay Plan discussed on page 21 of the CD&A. All severance payments made under the Executive Severance Pay Plan are made in a lump sum following a qualifying termination of employment.

In all other cases of termination of employment, whether voluntary or involuntary, our named executive officers would be entitled to accrued salary, vacation pay, regular pension benefits and welfare benefits on the same basis as would be provided to salaried employees generally, as well as 401(k) and nonqualified deferred compensation distributions. Other than in connection with a change in control, upon a qualifying termination, a named executive officer may be entitled to payments under our Severance Pay Plan, a plan in which all salaried employees participate on a non-discriminatory basis.

Name	Scheduled Severance (1)	Bonus Severance (2)	Pension / 401(k) Benefit (3)	Medical / Welfare and Outplacement Benefits (4)	Acceleration of Equity Awards (5)

David Nunes Involuntary or voluntary for good reason termination after change in control	$2,025,000	$2,101,338	$196,690	$66,049	$8,480,098
Mark McHugh Involuntary or voluntary for good reason termination after change in control	$1,248,000	$976,221	$111,655	$52,894	$1,877,462
Doug Long Involuntary or voluntary for good reason termination after change in control	$990,000	$544,500	$358,133	$67,831	$1,042,209
Chris Corr Involuntary or voluntary for good reason termination after change in control	$1,020,000	$561,000	$84,150	$67,903	$1,379,036
Mark Bridwell Involuntary or voluntary for good reason termination after change in control	$660,000	$373,284	$54,759	$30,894	$1,104,108

(1)	Represents the executive’s base pay times the applicable tier multiplier under the Executive Severance Pay Plan (3 times for Tier I, 2 times for Tier II).
(2)	Represents the applicable tier multiplier (3 times for Tier I and 2 times for Tier II) times the greater of: (i) the average of the bonus amounts actually paid in the three year period comprised of the year of the qualifying event and the two immediately preceding calendar years; (ii) the target bonus for the year in which the change in control occurred; or (iii) the target bonus in the year of termination.
(3)	Represents the actuarial value of an additional three years of eligibility service and age under the Company’s retirement plans and three additional years of participation in the Savings Plan at the executive’s current contribution levels.
(4)	Represents: (i) the present value of the annual Company contribution to health and welfare plans times the applicable tier multiplier; and (ii) up to $30,000 in outplacement services.
(5)	For stock option awards, the value was calculated as the difference between the closing price of the Company stock on December 29, 2017 and the option exercise price. Performance share and restricted stock awards were valued using the closing price of the Company stock on December 29, 2017.

The amounts shown in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment, including accrued salary, vacation pay, regular pension benefits, welfare benefits and 401(k) and nonqualified deferred compensation distributions. As a result, payments under the Severance Pay Plan, described on page 21, which may be payable upon a termination other than in the context of a change in control, are not included in the table. Amounts that would be distributed pursuant to our nonqualified deferred compensation plans are indicated in the Nonqualified Deferred Compensation table on page 31. Other than as reflected in the table and footnote (3) above, amounts that would be distributed pursuant to our tax-qualified and non-qualified retirement plans are indicated in the Pension Benefits table on page 30.

32	Rayonier Inc.

A constructive termination by an executive within two years after a change in control would generally be for “good reason” if it results from: (i) a significant diminution in the executive’s position or the assignment to the executive of any duties inconsistent in any respect with his or her position (including status, offices, titles and reporting requirements), authority, duties or responsibilities immediately before the change in control; (ii) any material reduction in the executive’s salary, bonus opportunities, benefits or other compensation; (iii) the relocation of the executive’s principal place of business by more than 35 miles from his or her previous principal place of business; or (iv) any termination of the Executive Severance Pay Plan other than by its express terms. Regardless of whether a change in control had occurred, an executive would not be entitled to payments under the Executive Severance Pay Plan if he or she was terminated for cause. A termination of an executive generally would be “for cause” if it was due to: (i) the willful and continued refusal of the executive to substantially perform his or her employment duties following written notification by our Board; or (ii) engagement by the executive in illegal conduct or gross misconduct that is demonstrably injurious to the Company, including an indictment or charge by any prosecuting agency with the commission of a felony.

The Company may condition payment of a portion of an executive’s severance benefits (generally, up to three times base salary) upon his or her agreement to adhere to confidentiality covenants, as well as to refrain from disparaging the Company or its products; competing directly with the Company; inducing clients to reduce or terminate their business with the Company; or inducing certain employees to terminate employment or service with the Company. These covenants would generally remain in effect for the shorter of one year from the executive’s termination or two years following a change in control, except that the confidentiality covenants would remain in effect for the longer of two years from the executive’s termination or three years following a change in control. By accepting the conditioned payments, an executive will be deemed to have consented to the issuance of a temporary restraining order to maintain the status quo pending the outcome of any equitable proceeding that may be brought by the Company to enforce such covenants.

Unless otherwise indicated, all cash payments would be made by the Company in a lump sum, although the timing of some payments and benefits may be delayed for six months after termination in accordance with Section 409A of the Code, which regulates deferred compensation. The Company has established two rabbi trusts related to the Executive Severance Plan. One is designed to defray the legal costs incurred by the executives in enforcing their rights under the Executive Severance Pay Plan were the Company not to meet its obligations. Were there to be a change in control of Rayonier, the Company would transfer to the second trust an amount sufficient to satisfy the cash payments that would be required to be paid in the event of a qualifying termination of executives covered under the Executive Severance Pay Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2017 regarding all compensation plans under which equity securities of the Company are authorized for issuance.

Plan category	(A) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(B) Weighted average exercise price of outstanding options, warrants and rights	(C) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by security holders	1,501,221	(1)	$30.13	5,136,478	(2)
Equity compensation plans not approved by security holders	N/A		N/A	N/A
Total	1,499,522		$30.13	5,136,478

(1)	Consists of 841,066 outstanding stock options awarded under the 2004 Incentive Stock Plan and the Rayonier Incentive Stock Plan and 658,456 performance shares (assuming maximum payout) awarded under the Rayonier Incentive Stock Plan. The weighted-average exercise price in column (B) does not take performance shares into account.
(2)	Consists of shares available for future issuance under the Rayonier Incentive Stock Plan.

2018 Proxy Statement	33

PROPOSAL NO. 3 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On February 22, 2018, the Audit Committee appointed Ernst & Young, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2018. Although submission of the appointment for ratification by the shareholders is not legally required, the Board believes that it is consistent with best practices and is an opportunity for shareholders to provide direct feedback to the Board on an important issue of corporate governance. If the shareholders do not ratify the selection of Ernst & Young, LLP, the Audit Committee may reconsider the selection of the independent registered public accounting firm for the Company for 2018, but is not required to take any action as a result of the outcome of the vote.

Ernst & Young, LLP has served as the Company’s independent registered public accounting firm since 2012. In determining whether to reappoint Ernst & Young, LLP, the Audit Committee considered, among other things:

•	the scope of and overall plans for the annual audit;

•	the pre-approved non-audit services that Ernst & Young, LLP provides to the Company and related fees to ensure their compatibility with Ernst & Young’s independence;

•	the appropriateness of Ernst & Young’s fees;

•	Ernst & Young’s historical and recent performance on the Company’s audit;

•	Ernst & Young’s tenure as our independent auditor and the benefits of having a long-tenured auditor; and

•	Ernst & Young’s independence from the Company and management.

Representatives of Ernst & Young, LLP will be present at the Annual Meeting to respond to appropriate questions, and they will have an opportunity to make a statement if they desire to do so.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2018.

34	Rayonier Inc.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee’s role is to assist the Board in oversight of the Company’s financial reporting process, including annual audits and quarterly reviews of its financial statement filings and audits of internal control over financial reporting. The Audit Committee has sole responsibility for the appointment, compensation and oversight of the Company’s independent registered public accounting firm. The Audit Committee is currently composed of five directors, all of whom have been determined by the Board to be “independent” and “financially literate” as defined under applicable securities laws and rules of the NYSE, and operates under a written charter adopted by the Board. A copy of the Audit Committee charter can be found on the Company’s website (www.rayonier.com).

The Company’s management has primary responsibility for the Company’s financial statements and its reporting process, including the Company’s internal control system. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to the conformity of such statements with accounting principles generally accepted in the United States of America as well as auditing the Company’s internal control over financial reporting.

In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements of the Company, as of December 31, 2017 and 2016, and for each of the three years ended December 31, 2017, with management and its independent registered public accounting firm;

2.	The Audit Committee has discussed with its independent registered public accounting firm the matters required by Statement of Auditing Standards No. 61, as amended, supplemented or superseded (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the PCAOB in Rule 3200T;

3.	The Audit Committee has received from and discussed with its independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with audit committees concerning independence, and held discussions with its independent registered public accounting firm regarding its independence; and

4.	Based upon the review and discussions described in paragraphs (1) through (3) above, and the Audit Committee’s discussions with management, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the SEC.

This report is furnished by the members of the Audit Committee.

Dod A. Fraser, Chair

Richard D. Kincaid

Bernard Lanigan, Jr.

Blanche L. Lincoln

V. Larkin Martin

Andrew G. Wiltshire

AUDIT COMMITTEE FINANCIAL EXPERT

The Board has evaluated whether at least one Audit Committee member meets the qualifications to serve as an “audit committee financial expert” in accordance with SEC rules. Based on its evaluation, the Board has determined that Dod A. Fraser, Richard D. Kincaid and Bernard Lanigan, Jr. are independent of management and qualify as audit committee financial experts.

2018 Proxy Statement	35

INFORMATION REGARDING INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young, LLP has served as the Company’s independent registered public accounting firm since May 22, 2012. The Audit Committee may change the appointment of the independent registered public accounting firm at any time if it determines, in its discretion, that such a change is in the best interest of the Company and its shareholders.

Ernst & Young, LLP billed the Company the following fees for services performed in fiscal 2017 and 2016:

	2017	2016
Audit fees	$1,679,000	$1,745,936
Audit-related fees	—	75,000
Tax fees	287,108	211,146
All other fees	—	—
	$1,966,108	$2,032,082

Audit fees include amounts for the audits of the annual financial statements and internal control over financial reporting, quarterly reviews of Forms 10-Q, statutory audits, audit of the income tax accrual, accounting research and consents for SEC filings.

Audit-related fees include services such as internal control reviews, employee benefit plan audits and transaction-related fees.

Tax fees include amounts for income tax services, including tax compliance, tax advice and tax planning. All other fees includes amounts for any other products or services provided other than the services reported in the first three categories.

The independent registered public accountants are prohibited by Company policy from providing professional services to Company executives for personal income tax return preparation or for financial or estate tax planning.

The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve, when the Audit Committee is not in session, audit-related services and allowable non-audit services and associated fees for any individual engagement for which fees are less than $10,000. Any such pre-approval of services and fees by the Chair are reported to the full Audit Committee at its next regular meeting. All of the fees set forth in the foregoing table were pre-approved by the Audit Committee or the Chair of the Audit Committee under the noted delegation of authority.

36	Rayonier Inc.

OWNERSHIP OF AND TRADING IN OUR SHARES

SHARE OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table shows the Common Shares beneficially owned as of March 1, 2018, except as otherwise disclosed below, by each of the Company’s directors, each of the named executive officers and all directors and executive officers as a group. Unless otherwise indicated, all Common Shares listed below are owned directly by the named individual:

	Beneficial Ownership
Name of Beneficial Owner	(A) Common Shares Owned		(B) Column (A) as Percent of Class	(C) Exercisable Stock Options (1)	(D) Sum of Columns (A) and (C) as Percent of Class
Keith E. Bass	1,198		*	—	*
John A. Blumberg	13,162		*	—	*
Dod A. Fraser	13,162		*	—	*
Scott R. Jones	32,544	(3)	*	—	*
Richard D. Kincaid	33,051		*	—	*
Bernard Lanigan, Jr.	336,253	(5)	*	—	*
Blanche L. Lincoln	13,162		*	—	*
V. Larkin Martin	26,745		*	—	*
David L. Nunes	210,548	(2)	*	—	*
Andrew G. Wiltshire	31,646	(4)	*	—	*
Mark R. Bridwell	26,939	(2)	*	7,610	*
Christopher T. Corr	28,305	(2)	*	7,421	*
Douglas L. Long	29,192	(2)	*	7,488	*
Mark D. McHugh	25,409	(2)	*	—	*
Directors and executive officers as a group (16 persons)	834,678		0.66%	35,788	*

*	Less than 1%.
(1)	Pursuant to SEC regulations, shares receivable through the exercise of employee stock options that are exercisable within 60 days after March 1, 2018 are deemed to be beneficially owned as of March 1, 2018.
(2)	Includes the following share amounts allocated under the Savings Plan to the accounts of Mr. Nunes 424; Mr. Bridwell 2,107; Mr. Corr 395; Mr. McHugh 27; and Mr. Long 10,963 and all directors and executive officers as a group 19,441.
(3)	Includes 19,382 shares held indirectly through family trusts.
(4)	Includes 1,106 shares held indirectly through a Simplified Employee Pension.
(5)	Includes: (i) 11,000 shares held indirectly by Mr. Lanigan and (ii) 314,476 shares held by investment advisory clients of Southeast Asset Advisors, Inc., an investment advisor of which Mr. Lanigan serves as Chairman and Chief Executive Officer and disclaims beneficial ownership of such shares.

Under our Insider Trading Policy, our directors, executive officers and other key employees are not permitted to hedge or offset any decrease in the market value of our Common Shares through financial instruments such as prepaid variable forward contracts, equity swaps, collars and exchange funds, to hold their ownership interests in our Common Shares in a margin account or to otherwise pledge their Common Shares as collateral for a loan. Consistent with the policy, none of our directors, executive officers or other key employees has entered into any such pledge or hedging transactions with regard to his or her ownership of our Common Shares.

2018 Proxy Statement	37

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table shows the holdings of persons known to us to beneficially own more than five percent of the Company’s outstanding Common Shares.

Name and Address of Beneficial Owner	Amount and Nature Of Beneficial Ownership	Percent of Class (1)
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, Maryland 21202	21,933,543(2)	17.0%
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	12,649,731(3)	9.8%
JP Morgan Chase & Co. 270 Park Avenue New York, NY 10017	11,155,134(4)	8.6%
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	10,860,118(5)	8.4%

(1)	Based on the Company’s outstanding Common Shares as of March 1, 2018.
(2)	Holdings as of December 31, 2017, reported to the SEC on Schedule 13G/A on February 14, 2018 by T. Rowe Price Associates, Inc. (“TRP Associates”) and T. Rowe Price Mid-Cap Value Fund, Inc. TRP Associates has sole voting power over 6,178,868 shares and sole shared dispositive power over 21,933,543 shares. T. Rowe Price Mid-Cap Value Fund, Inc. has sole voting power over 8,843,500 shares.
(3)	Holdings as of December 31, 2017, reported to the SEC on Schedule 13G/A on January 23, 2018 by BlackRock, Inc., indicating sole voting power over 12,153,778 shares and sole dispositive power over 12,649,731 shares.
(4)	Holdings as of December 31, 2017, reported to the SEC on Schedule 13G/A on January 25, 2018 by JP Morgan Chase & Co., indicating sole voting power over 11,007,241 shares, sole dispositive power over 11,152,059 shares and shared dispositive power over 3,075 shares.
(5)	Holdings as of December 31, 2017, reported to the SEC on Schedule 13G/A on February 12, 2018 by The Vanguard Group, Inc. indicating sole voting power over 74,724 shares, shared voting power over 15,065 shares, sole dispositive power over 10,786,862 shares and shared dispositive power over 73,256 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, as amended, requires our directors and executive officers, and persons who own more than 10% of a registered class of our securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities of our Company. Based solely on a review of copies of such forms received with respect to fiscal year 2017 and the written representations received from certain reporting persons that no other reports were required, we believe that all directors, executive officers and persons who own more than 10% of the Company’s outstanding Common Shares have complied with the reporting requirements of Section 16(a), with the exception of a Form 3 initial statement of beneficial ownership of securities for Mr. Bass, which was filed late on February 26, 2018 due to an administrative error.

38	Rayonier Inc.

GENERAL INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING

This year we are once again utilizing the SEC rules that allow companies to furnish proxy materials to shareholders via the Internet. If you received a Notice of Internet Availability of Proxy Materials (“Internet Notice”) by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. The Internet Notice tells you how to access and review the Proxy Statement and our 2017 Annual Report to Shareholders (“Annual Report”), which includes our 2017 Annual Report on Form 10-K, including financial statements, as well as how to submit your proxy over the Internet. If you received the Internet Notice and would still like to receive a printed copy of our proxy materials, simply follow the instructions for requesting printed materials contained in the Internet Notice.

The Internet Notice, these proxy solicitation materials and our Annual Report were first made available on the Internet and mailed to certain shareholders on or about April 2, 2018.

The Notice of 2018 Annual Meeting, this Proxy Statement and our Annual Report are available at www.ProxyVote.com.

ANNUAL REPORT

A copy of our Annual Report, which includes the 2017 Annual Report on Form 10-K (without exhibits), is available on the Internet at www.proxyvote.com as set forth in the Internet Notice. However, we will send a copy of our 2017 Annual Report on Form 10-K to any shareholder without charge upon written request addressed to:

Rayonier Inc.

Investor Relations

1 Rayonier Way

Yulee, FL 32097

DELIVERY OF MATERIALS TO SHAREHOLDERS SHARING AN ADDRESS

In addition to furnishing proxy materials over the Internet, the Company takes advantage of the SEC’s “householding” rules to reduce the delivery cost of materials. Under such rules, only one Internet Notice or, if paper copies are requested, only one Proxy Statement and Annual Report is delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. If a shareholder sharing an address wishes to receive a separate Internet Notice or copy of the proxy materials, that shareholder may do so by contacting Broadridge Householding Department via telephone at 1-866-540-7095 or via mail addressed to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Any shareholder making such request will promptly receive a separate copy of the proxy materials, and separate copies of all future proxy materials. Any shareholder currently sharing an address with another shareholder, but nonetheless receiving separate copies of the materials, may request delivery of a single copy in the future by contacting Broadridge Householding Department by telephone or mail as indicated above.

QUESTIONS AND ANSWERS

Q:	WHO IS ENTITLED TO VOTE?

A:	The record holder of each of the 129,159,131 Common Shares outstanding at the close of business on March 16, 2018 is entitled to one vote for each share owned.

2018 Proxy Statement	39

Q:	HOW DO I VOTE?

A:	You can vote in any one of the following ways:

•	You can vote on the Internet by following the “Vote by Internet” instructions on your Internet Notice or proxy card.

•	You can vote by telephone by following the “Vote by Phone” instructions on the www.ProxyVote.com website referred to in the Internet Notice, or, if you receive hard-copies of the proxy solicitation materials, by following the “Vote by Phone” instructions referred to in your proxy card.

•	If you receive hard-copies of the proxy solicitation materials, you can vote by mail by signing and dating your proxy card and mailing it in the provided prepaid envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed and dated card but do not provide voting instructions, your shares will be voted in accordance with the recommendations of the Board.

•	You can vote in person at the Annual Meeting by delivering a completed proxy card or by completing a ballot available upon request at the meeting. However, if you hold your shares in a bank or brokerage account rather than in your own name, you must obtain a legal proxy from your stockbroker in order to vote at the meeting.

Regardless of how you choose to vote, your vote is important and we encourage you to vote promptly.

Q:	HOW DO I VOTE SHARES THAT I HOLD THROUGH AN EMPLOYEE BENEFIT PLAN SPONSORED BY THE COMPANY?

A:	If you hold shares of the Company through the Rayonier Investment and Savings Plan for Salaried Employees you can vote them by following the instructions above. Note that if you do not vote your shares held in such plan or do not specify your voting instructions on your proxy card, the trustee of the plan will vote your plan shares in the same proportion as the shares for which voting instructions have been received. To allow sufficient time for voting by the trustee, your voting instructions for the plan shares must be received by May 14, 2018.

Q:	WHAT DO I NEED TO DO TO ATTEND THE ANNUAL MEETING?

A:	To attend the Annual Meeting, you will need to bring (1) proof of ownership of Rayonier stock as of the record date, which is the close of business on March 16, 2018 and (2) a valid government-issued photo identification. If you are a shareholder of record, proof of ownership can include your proxy card or the “Internet Notice.” If your shares are held in the name of a broker, bank or other holder of record, you must present proof of your beneficial ownership, such as a proxy obtained from your street name nominee (particularly if you want to vote your shares at the Annual Meeting) or a bank or brokerage account statement (in which case you will be admitted to the Annual Meeting but will not be able to vote your shares at the Annual Meeting), reflecting your ownership of Rayonier common stock as of the record date. If you do not have proof of ownership together with a valid picture identification, you will not be admitted to the meeting.

Admission to the Annual Meeting is limited to shareholders as of the record date and one immediate family member; one individual properly designated as a shareholder’s authorized proxy holder; or one qualified representative authorized to present a shareholder proposal properly before the meeting.

Q:	IS MY VOTE CONFIDENTIAL?

A:	Proxy cards, ballots and reports of Internet and telephone voting results that identify individual shareholders are mailed or returned directly to Broadridge Financial Services, Inc. (“Broadridge”), our vote tabulator, and handled in a manner that protects your privacy. Your vote will not be disclosed except:

•	as needed to permit Broadridge and our inspector of elections to tabulate and certify the vote;

•	as required by law;

40	Rayonier Inc.

•	if we determine that a genuine dispute exists as to the accuracy or authenticity of a proxy, ballot or vote; or

•	in the event of a proxy contest where all parties to the contest do not agree to follow our confidentiality policy.

Q:	WHAT SHARES ARE COVERED BY MY INTERNET NOTICE OR PROXY CARD?

A:	You should have been provided an Internet Notice or proxy card for each account in which you own Common Shares either:

•	directly in your name as the shareholder of record, which includes shares purchased through any of our employee benefit plans; or

•	indirectly through a broker, bank or other holder of record.

Q:	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE INTERNET NOTICE OR PROXY CARD?

A:	It means that you have multiple accounts in which you own Common Shares. Please vote all shares in each account for which you receive an Internet Notice or proxy card to ensure that all your shares are voted. However, for your convenience we recommend that you contact your broker, bank or our transfer agent to consolidate as many accounts as possible under a single name and address. Our transfer agent is Computershare. All communications concerning shares you hold in your name, including address changes, name changes, requests to transfer shares and similar issues, can be handled by making a toll-free call to Computershare at 1-800-659-0158. From outside the U.S. you may call Computershare at 201-680-6578.

Q:	HOW CAN I CHANGE MY VOTE?

A:	You can revoke your proxy and change your vote by:

•	voting on the Internet or by telephone before 11:59 p.m. Eastern Daylight Time on the day before the Annual Meeting or, for employee benefit plan shares, the cut-off date noted above (only your most recent Internet or telephone proxy is counted);

•	signing and submitting another proxy card with a later date at any time before the polls close at the Annual Meeting;

•	giving timely written notice of revocation of your proxy to our Corporate Secretary at 1 Rayonier Way, Yulee, Florida 32097; or

•	voting again in person before the polls close at the Annual Meeting.

Q:	HOW MANY VOTES ARE NEEDED TO HOLD THE MEETING?

A:	In order to conduct the Annual Meeting, a majority of the Common Shares outstanding as of the close of business on March 16, 2018 must be present, either in person or represented by proxy. All shares voted pursuant to properly submitted proxies and ballots, as well as abstentions and shares voted on a discretionary basis by banks or brokers in the absence of voting instructions from their customers, will be counted as present and entitled to vote for purposes of satisfying this requirement.

Q:	HOW MANY VOTES ARE NEEDED TO ELECT THE NOMINEES FOR DIRECTOR?

A:	The affirmative vote of a majority of the votes cast with respect to each nominee at the Annual Meeting is required to elect that nominee as a director. For this proposal, a majority of the votes cast means that the number of votes “FOR” a nominee must exceed the number of votes “AGAINST” a nominee. Abstentions will therefore not affect the outcome of director elections.

2018 Proxy Statement	41

Please note that under NYSE rules, banks and brokers are not permitted to vote the uninstructed shares of their customers on a discretionary basis on “non-routine” matters (referred to as “broker non-votes”), such as in the election of directors. As a result, if you hold your shares through an account with a bank or broker and you do not instruct your bank or broker how to vote your shares in the election of directors, no votes will be cast on your behalf in the election of directors. Because broker non-votes will have no effect on the outcome of the vote, it is critical that you instruct your bank or broker if you want your vote to be counted in the election of directors.

Q:	HOW MANY VOTES ARE NEEDED TO APPROVE THE “SAY-ON-PAY” PROPOSAL?

A:	The vote on the Say-on-Pay proposal is advisory only and non-binding on the Company or our Board of Directors. However, the proposal will be approved on a non-binding, advisory basis if the number of votes cast “FOR” the proposal exceeds the number of votes cast “AGAINST” it. Abstentions therefore will not affect the outcome of the proposal. Banks and brokers are not permitted to vote uninstructed shares for any company proposals relating to executive compensation because such proposals are considered “non-routine.” As a result, if you hold your shares through an account with a bank or broker and you do not instruct your bank or broker how to vote your shares on this proposal, no votes will be cast on your behalf with regard to approval of the proposal. Because broker non-votes will have no effect on the outcome of the vote, it is critical that you instruct your bank or broker if you want your vote to be counted in the approval of the proposal.

Q:	HOW MANY VOTES ARE NEEDED TO APPROVE THE RATIFICATION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM?

A:	The proposal to ratify the appointment of the Company’s independent registered public accounting firm will be approved if the number of votes cast “FOR” the proposal exceeds the number of votes cast “AGAINST” it. As a result, abstentions will not affect the outcome. Because the ratification of the appointment of the independent registered public accounting firm is considered a “routine” matter, we do not anticipate that there will be any broker non-votes with regard to the proposal.

Q:	WILL ANY OTHER MATTERS BE VOTED ON?

A:	We do not expect any other matters to be considered at the Annual Meeting. However, if a matter not listed on the Internet Notice or proxy card is legally and properly brought before the Annual Meeting, the proxies will vote on the matter in accordance with their judgment of what is in the best interest of our shareholders. Under the Company’s bylaws, all shareholder proposals must have been received by December 4, 2017 to be considered for inclusion in this Proxy Statement, and all other shareholder proposals and director nominations must have been received between January 17 and February 16, 2018 to be otherwise properly brought before the Annual Meeting. As of February 16, 2018, we had not received any shareholder proposals or director nominations from shareholders to be acted upon at the Annual Meeting.

Q:	WHO WILL COUNT THE VOTES?

A:	Representatives of Broadridge will count the votes, however submitted. A Company representative will act as inspector of elections.

Q:	HOW WILL I LEARN THE RESULTS OF THE VOTING?

A:	We will announce the voting results of the proposals at the Annual Meeting and on a Form 8-K to be filed with the SEC no later than four business days following the Annual Meeting.

Q:	WHO PAYS THE COST OF THIS PROXY SOLICITATION?

A:

The Company pays the costs of soliciting proxies and has retained Okapi Partners LLC to assist in the solicitation of proxies and provide related advice and informational support. For these services, the Company will pay Okapi Partners LLC a services fee and reimbursement of customary expenses, which are not expected to exceed $15,000 in the aggregate. The Company will also reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of the Common Shares.

42	Rayonier Inc.

Additionally, directors, officers and employees may solicit proxies on behalf of the Company by mail, telephone, facsimile, email and personal solicitation. Directors, officers and employees will not be paid additional compensation for such services.

Q:	WHEN ARE SHAREHOLDER PROPOSALS FOR THE 2019 ANNUAL MEETING OF SHAREHOLDERS DUE?

A:	For a shareholder proposal (other than a director nomination) to be considered for inclusion in the Company’s proxy statement for the 2019 Annual Meeting of Shareholders (“2019 Annual Meeting”), the Company’s Corporate Secretary must receive the written proposal at our principal executive offices no later than the close of business on December 3, 2018, unless the Company notifies shareholders otherwise. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. The submission of a proposal in accordance with these requirements does not guarantee that we will include the proposal in our proxy statement or on our proxy card. Proposals should be addressed to:

Corporate Secretary

Rayonier Inc.

1 Rayonier Way

Yulee, FL 32097

For a shareholder proposal (including a director nomination) to be properly brought before the shareholders at the 2019 Annual Meeting outside of the Company’s proxy statement, the shareholder must provide the information required by the Company’s bylaws and give timely notice in accordance with such bylaws, which, in general, require that the notice be received by the Company’s Secretary: (i) no earlier than the close of business on January 16, 2019; and (ii) no later than the close of business on February 15, 2019, in each case, unless the Company notifies shareholders otherwise following a Board-approved amendment to the bylaws disclosed on a Form 8-K filed with the SEC.

If the date of the 2019 Annual Meeting is moved more than 30 days before or more than 60 days after May 16, 2019, then notice of a shareholder proposal that is not intended to be included in the Company’s proxy statement must be received no earlier than the close of business 120 days prior to the meeting and not later than the close of business on the later of: (a) 90 days prior to the meeting; or (b) 10 days after public announcement of the meeting date, in each case, unless the Company notifies shareholders otherwise following a Board-approved amendment to the bylaws disclosed on a Form 8-K filed with the SEC.

We strongly encourage any shareholder interested in submitting a proposal for the 2019 Annual Meeting to contact our Corporate Secretary at (904) 357-9100 prior to submission in order to discuss the proposal.

BY ORDER OF THE BOARD OF DIRECTORS

Mark R. Bridwell

Vice President, General Counsel and Corporate Secretary

2018 Proxy Statement	43

APPENDIX A

Rayonier Audit Committee

Policies and Procedures

Pre-approval of Services Provided by the Independent Auditor

To ensure the Audit Committee (the “Committee”) approves all services to be provided by the Company’s independent auditors and maintains appropriate oversight, the following policies and procedures have been established.

Policies and Procedures

1.	The Committee will approve the fees for the annual audit of the Company’s financial statements and reviews of quarterly financial statements.

2.	The Committee will also approve at one of its regularly scheduled meetings an annual plan of all permissible services to be provided by the independent auditors as well as unanticipated projects that arise.

3.	When the timing of the services does not allow for pre-approval in regularly scheduled Committee meetings, the Chairman of the Committee (or another member of the Committee so designated) may approve any audit or allowable non-audit services provided that such approved services are reported to the full Committee at the next regularly scheduled meeting. Approval must be received prior to commencement of the service, unless the service is one of the specific services listed below (see No. 4) that is permitted to be performed on a pre-approval basis.

4.	The following audit-related services are pre-approved as they become required and need commencement before notifying the Chairman:

a.	Required audits of wholly-owned subsidiaries of the Company,

b.	Consent letters,

c.	Audits of statutory financial statements in countries where audited financial statements must be filed with government bodies,

d.	Annual audits of the Company’s defined benefit and savings plans,

e.	Agreed-upon procedures or other special report engagements performed in connection with requirements under debt agreements or environmental laws, and

f.	Subscription services for technical accounting resources and updates.

This pre-approval (prior to notifying the Committee) is for audit services or allowable audit-related services engagements for which fees are less than $10,000.

Any services performed in these pre-approved services categories that were not anticipated will be reported to the Committee at the next regularly scheduled meeting after commencement of the services. The requirements, scope and objectives of the service as well as estimated fees and timing will be reported to the Committee.

Any other services, such as for tax services unrelated to the audit, will require the explicit approval of the Chairman or the Committee prior to engaging the independent auditor.

2018 Proxy Statement	A-1

APPENDIX B

US Mercer Benchmark Database Executive Compensation Survey Companies
AGL Resources - Atlanta Gas Light	Hitachi America, Ltd.	PRA Group, Inc.
AGL Resources - Pivotal Utilities Holding, Inc.	Hitachi Consulting Corporation	PrivateBancorp, Inc.
Aimco	Hitachi High Technologies America, Inc.	PVH Corp. - Dress Shirts
Airbus Helicopters, Inc.	HNI Corporation - Allsteel	PVH Corp. - Sportswear
Alfa Laval, Inc.	HNI Corporation - Hearth & Home Tech	Radio One, Inc.
Aimco	HNI Corporation - HON Company	Rayonier, Inc.
Alfa Laval, Inc.	Hoffman Enclosures, Inc.	Razorfish
ASM America, Inc.	Hormel Foods Corporation - Affiliated BU’s	Reckitt Benckiser, Inc.
Atkins North America	Hormel Foods Corporation - Farmer John	Regency Centers Corporation
Axis Communications, Inc.	Hormel Foods Corporation - International Co	Renesas Electronics America, Inc.
Bar-S Foods	Hovnanian Enterprises, Inc. - Edison Div	ResMed, Inc. - ResMed Corp
Bemis Packaging, Inc.	Hovnanian Enterprises, Inc. - Landover Div	Resources Connection, Inc. - RGP
Black Knight Financial Services	Hormel Foods Corporation	Rexnord Corp. - Water Management
Bob Evans Farms, Inc. - Restaurants	Hovnanian Enterprises, Inc.	RLI Insurance Company
Bombardier Transportation	Huron Consulting Group, Inc.	Ryder System, Inc. - DTSolutions
Brady Corporation - IDS	Ingevity Corporation	Sabre Corporation - Airline Solutions
Bridgepoint Education, Inc.	Intelsat Corporation - Intelsat General Corp	Safilo USA, Inc.
Broadridge Financial Solutions, Inc. - Sec Pro	Intrawest Resort Holdings, Inc.	Sage North America
Brookfield Residential Properties, Inc.	ITT Educational Services, Inc.	SCANA Corporation - PSNC Energy
Campari America	Jason Industries, Inc.	Simpson Manufacturing Co., Inc.
Career Education Corporation	John B. Sanfilippo & Son, Inc.	Simpson Strong-Tie Company, Inc.
Cartus Corporation	Kao USA, Inc.	SMART Technologies Corporation
Cascade Corporation	KAR Auction Services, Inc. - Ins Auto Auctions	Sonic Corporation
CBOE Holdings, Inc.	Kellogg Company - Frozen Foods	Sotheby’s
Celanese Corporation - Celanese, Ltd.	Kemper Home Service Companies	SPX Cooling Technologies
Celanese Corporation - Ticona Polymers, Inc.	Lake Region Medical	Stantec, Inc.
Centene Corp - Health Net, Inc. Fed Svcs	Loews Corporation - Loews Hotels & Resorts	Starboard Cruise Services, Inc.
Checkpoint Systems, Inc.	Maersk, Inc. - Maersk Line Limited	Stryker Corporation - Medical
Checkpoint Systems, Inc. - MAS Worldwide	Magellan Midstream Holdings, LP	Stryker Corporation - Neurovascular
Chicken of the Sea International	Marc Jacobs International, LLC	Stryker Corporation - Spine
Choice Hotels International, Inc.	MB Financial Bank	SUEZ North America
Christian Dior Perfume US, LLC	McGrath RentCorp	Swedish Match, US Division
Columbus McKinnon Corporation	Millwork Holdings Co., Inc.	Synchronoss
Compass Minerals International, Inc. - Salt	Modine Manufacturing Company	Syniverse Technologies
Computershare	ModusLink Global Solutions, Inc.	Taubman Centers, Inc.
Credit Acceptance Corporation	Mortgage Guaranty Insurance Corp	Tennant Company
Cubic Corporation	MTS Systems Corporation	Terumo BCT, Inc.
Cummins, Inc. - Power Generation	MTS Systems Corporation - Test Division	Textron, Inc. - E-Z-Go
Curtiss-Wright Corporation - Industrial Group	Mueller Water Products, Inc. - Mueller LLC	Textron, Inc. - Greenlee
Curtiss-Wright Corporation - Defense Solutions	National Cinemedia, Inc.	The Advisory Board Company
Darden Restaurants, Inc. - Yard House	Navigant Consulting, Inc.	The Boeing Company - Insitu, Inc.
Darden Restaurants, Inc. - The Capital Grille	Neste US, Inc.	The Sherwin-Williams Co - Auto Div
Denny’s Corporation	Nestle USA, Inc. - Nespresso USA, Inc.	The Valspar Corporation - Coil
DHL AEM	Newell Brands, Inc. - Jostens, Inc.	The Valspar Corporation - Consumer
DHL Retail Sector	Norbord Inc.	Total System Services, Inc. - Merc Svc
Dunkin’ Brands, Inc.	Novozymes North America, Inc.	Tredegar Corporation
Element Fleet Management	OMNOVA Solutions, Inc.	Tredegar Corporation - Film Products
Elizabeth Arden, Inc.	OMNOVA Solutions, Inc. - Perf Chemicals	UMB Financial Corporation
Enel Green Power North America, Inc.	Orica USA, Inc.	USANA Health Sciences, Inc.
Extra Space Storage, Inc.	Oriental Trading Company, Inc.	USG Corporation - L&W Supply Corp
FairPoint Communications, Inc.	Oxford Industries, Inc.	VF Corporation - Image Apparel
Farmer Bros Co	Oxford Industries, Inc. - Tommy Bahama	VF Corporation - Lee
FBL Financial Group, Inc.	PACCAR, Inc. - Dynacraft	VF Corporation - Licensed Apparel
Federated Investors	PACCAR, Inc. - PACCAR Engine Company	VF Corporation - Nautica
Ferrovial	Pandora Jewelry, LLC	VF Corporation - Timberland
Forest City Realty Trust, Inc.	PennyMac Financial Services, Inc.	VF Corporation - VF Sportswear
Fortune Brands H & S, Inc. - Therma-Tru	Pentair Valves & Controls	Vonage Holdings Corporation
Fox Networks Group - National Geographic	PHH Corporation	Webster Financial Corporation
Fulton Financial Corporation	Piper Jaffray Companies	Winpak Portion Packaging, Inc.
G&K Services, Inc.	PLASTIC OMNIUM AUTO INERGY	Wolters Kluwer - Health
Gate Gourmet, Inc.	PolyOne Corporation (DSS)	Wolters Kluwer - Legal & Regulatory
Global Indemnity Group, Inc.	PolyOne Corporation - Color, Additives & Inks	Wolters Kluwer - Tax and Accounting
GP Strategies Corp.	PolyOne Corporation - Engineered Materials	Worthington Industries, Inc. - Cylinder
Hancock Holding Company	PolyOne Corporation - Products & Solutions	Yum! Brands, Inc. - K F C
Hanon Systems - Alabama Corporation	Post Holdings, Inc. - Active Nutrition Group	Yum! Brands, Inc. - Pizza Hut, Inc
Heidrick & Struggles International, Inc.	Post Holdings, Inc. - Attune Foods Group
Hillenbrand, Inc. - Batesville Casket Company	Post Holdings, Inc. - Golden Boy Foods, Ltd

2018 Proxy Statement	B-1

Willis Towers Watson CDB Executive Compensation Survey Companies
3M	BAE Systems	Cisco Systems
A.O. Smith	Ball	Cliffs Natural Resources
Abbott Laboratories	Barrick Gold of North America	Clorox
AbbVie	Baxter	Coca-Cola
Abiomed	Bechtel Nuclear, Security & Environmental	Coca-Cola Refreshments
Accenture	Colgate-Palmolive	Columbia Sportswear
ACH	Becton Dickinson	Comcast
Adecco	Bemis	Commercial Metals
Adient	Best Buy	CommScope
Advanced Drainage Systems	Big Lots	Compass
Agilent Technologies	Blount International	ConAgra Foods
Agrium	BMC Software	Conduent
AgroFresh Solutions	Bombardier Transportation Conduent	Continental Automotive Systems
Air Liquide	Booz Allen Hamilton	Convergys
Air Products and Chemicals	BorgWarner	Cooper Standard Automotive
Alcoa	Boston Scientific	CoorsTek
Alexander & Baldwin	Bradley	Corning
Alexion Pharmaceuticals	Brady	Covestro
Altice USA	Brembo	Crown Castle
Altria Group	Bridgestone Americas	CSX
Amazon.com	Brink’s	Cubic
American Sugar Refining	Bristol-Myers Squibb	Curtiss-Wright
Americas Styrenics	Bunge	Cushman & Wakefield
AmerisourceBergen	Burlington Northern Santa Fe	CVR Energy
AMETEK	Bush Brothers & Company	CVS Health
Amgen	CA Technologies	Dana
AMSTED Industries	Cabot	Darden Restaurants
Amtrak	Calgon Carbon	Day & Zimmerman
Amway	Campbell Soup	Dean Foods
Andersons	Canadian Pacific Railway	Delta Air Lines
Anheuser-Busch	Cardinal Health	Deluxe
Apex Tool Group	Cargill	Dematic Group
Arby’s	Carlson Rezidor	DENSO International
Archer Daniels Midland	Carnival	DHL Supply Chain
Arconic	Carpenter Technology	Diageo North America
Arkema	Catalent Pharma Solutions	Diebold Nixdorg
Armstrong Flooring	CDI	Donaldson
Armstrong World Industries	CDK Global	Dot Foods
Arrow Electronics	Celestica	Dover
Arup USA	Celgene	Dow Chemical
Asbury Automotive Group	CenturyLink	Dr Pepper Snapple Group
Ascena Retail	CF Industries	DST Systems
Ashland	CGI Technologies and Solutions	DuPont
AstraZeneca	CH2M Hill	E & J Gallo Winery
AT&T	Charter Communications	E.W. Scripps
AtriCure	Chemours Company	Eastman Chemical
Automatic Data Processing	Chemtura	Eastman Kodak
Avery Denniison	Chicago Bridge & Iron	Eaton
Avis Budget Group	CHS	Ecolab
Avnet	Cincinnati Bell	Itron
Edwards Lifesciences	Google	ITT, Inc
Electrolux	Graco	J. Crew
Element Fleet Management	Graphic Packaging	J.M. Smucker
Eli Lily	Green, Tweed and Co.	Jabil Circuit
Emergent BioSolutions	H.B. Fuller	Jacobs Engineering
Encana Services Company	Hallmark Cards	JetBlue Airways
Endo	Halozyme Therapeutics	John Wiley & Sons
Enova International	Halyard Health	Johns Manville
Epson America	Hanesbrands	Johnson & Johnson
Equifax	Harland Clarke	Johnson Controls
Equity Office Properties	Harman International Industries	K. Hovnanian Companies
ESCO	Harris	Kantar Group
Estée Lauder	Harsco	Kapsch Partner Solutions
Esterline Technologies	Hasbro	KBR

B-2	Rayonier Inc.

Willis Towers Watson CDB Executive Compensation Survey Companies
Experian Americas	HD Supply	Kellogg
Express Scripts	Healthcare Services Group	Kelly Services
Faurecia US Holdings	Henry Schein	Kennametal
Ferrara Candy Company	Herc Rentals	Kerry Group
Fiat Chrysler Automobiles	Herman Miller	Keurig Green Mountain
Finastra	Hershey	Keystone Foods
FIS	Hexcel	Kimberly-Clark
Fiserv	Hexion	Kinross Gold
Flowers Foods	Hilton Grand Vacations	Koch Industries
Flowserve	Hilton	Kohler
Ford	Hitachi Data Systems	Kraft Heinz
Forsythe Technology	HNI	Kroger
Fortune Brands Home & Security	HNTB	Kum & Go LC
Foundation Medicine	Hoffmann-La Roche	L-3 Communications
Freeman	Hormel Foods	Lafarge North America
Freeport-McMoRan	Host Hotels & Resorts	Land O’Lakes
Fresenius Medical Care NA	Houghton Mifflin Harcourt Publishing	Lear
Frontier Communications	HTC	Ledcor Group of Companies
FTD Companies	Hunt Consolidated	LEDVANCE
GAF Materials	Husky Injection Molding Systems	Leggett and Platt
Gannett	IBM	Lehigh Hanson
Gap	IDEX Corporation	Leidos
Garmin	IDEXX Laboratories	Lend Lease
GCP Applied Technologies	iHeartMedia	Lenovo
General Atomics	IMS Health	Leprino Foods
General Dynamics	INEOS Olefins & Polymers	LexisNexis
General Electric	Ingenico	LG Electronics
General Mills	Ingersoll Rand	Liberty Global
General Motors	Ingevity	Lincoln Electric
Genus	Intercontinental Hotels Group	L’Oréal
Gilead Sciences	International Flavors & Fragrances	LSC Communications
GL&V	International Game Technology	Lutron Electronics
Glanbia Group Services	International Paper	Lydall
GlaxoSmithKline	ION Geophysical	LyondellBasell
GLOBALFOUNDRIES	Iron Mountain	Magellan Midstream Partners
Goodyear Tire & Rubber	Irvine	Schneider Electric
Makino	Panasonic Of North America	Scholastic
Marriott International	PAREXEL	Schreiber Foods
Mars Incorporated	Parker Hannifin	Schwan Food Company
Martin Marietta Materials	Parmalat	Schweitzer-Mauduit International
Mary Kay	Parsons Corporation	Scotts Miracle-Gro
Masco	Peabody Energy	Scoular Company
Mattel	PepsiCo	Scripps Networks Inactive
Matthews International	Pfizer	Sealed Air
McCormick	Pharmavite	Sensient Technologies
McDonald’s	Philips Healthcare	Serta Simmons Bedding
McLane Company	Pitney Bowes	ServiceSource
Medicines company	Plexus	SGS -Société Générale de Surveilance
Medtronic	Polar Beverages	Sherwin-Williams
Merck & Co	Polaris Industries	Siemens
Meritor	PolyOne	Simmons Foods
Micron Technology	Potash	Smithfield Foods
Microsoft	Praxair	Snap-on
Millicom International Cellular	Precision Drilling	SNC-Lavalin
Mission Produce	PulteGroup	Sodexo
Molex	Purdue Pharma	Sonepar USA
Mondelez	Quad/Graphics	Sonic Corp
Monsanto	Quest Diagnostics	Sonoco Products
Mosaic	Quintiles	Sony
MTS Systems	Rackspace	Sony Electronics
Mylan	Rank Group	Southwest Airlines
Navigant Consultingq	Rayonier	Spirit AeroSystems
NBTY	Rayonier Advanced Materials	Sprint
NCR	Redbox Automated Retail	SPX Corporation
Nestle USA	Regency Centers	SPX Flow
New York Times	Regeneron Pharmaceuticals	SSAB

2018 Proxy Statement	B-3

Willis Towers Watson CDB Executive Compensation Survey Companies
Newegg.com	Rev Group	Standex International
Newell Rubbermaid	Revlon	Stantec
Newmont Mining	Reynolds	Starz
Nike	Ricoh Americas	Steelcase
Nissan North America	Riot Games	Steris
Nokia	Rockwell Automation	Stryker
Nordson Corporation	Rockwell Collins	SunCoke Energy
Norfolk Southern	Rowan Companies	Syncreon
Northrop Grumman	Royal Caribbean Cruises	Syngenta Crop Protection
Northwest Pipe Company	RPM International	Sysco Corporation
Novartis	Ryder System	Takeda Pharmaceuticals
Novelis	Ryerson	Target
NOW Foods	S.C. Johnson & Son	Taubman Centers
Nu Skin Enterprises	Sabre Corporation	TE Connectivity
Occidental Petroleum	SAIC	TeleTech
Orbital ATK	Samsung	Tempur Sealy
Oshkosh	Sanofi	Teradata
Osram Sylvania	SAS Institute	Terex
Owens Corning	Sasol USA	W.R. Grace
Owens-Illinois	Schmolz + Bickenbach	W.W. Grainger
Textron	Underwriters Laboratories	WageWorks
Thermo Fisher Scientific	Unilever United States	Waste Management
Thyssenkrupp	Union Pacific Corp	Watts Water Techologies
Tiffany & Co.	Unisys	Wendy’s Group
Time Warner	United Continental Holdings	West Pharmaceutical Svc
Timken	United States Cellular	Westlake Chemical
TimkenSteel	United States Steel	WestRock
T-Mobile USA	United Technologies Corp	Weyerhaeuser
Toro	UPS	Whirlpool
Total Petrochemicals USA	Valero Energy	Wilsonart
Total System Service	Valvoline	Worthington Industries
Transocean	Vectrus	Wyndham Worldwide
TransUnion	Ventura Foods	Yazaki
Tribune Media	Veolia Environmental Services NA	Viacom
Trimble, Inc.	VeriSign	Vista Ourdoor
Trinity Industries	Verizon	Vulcan Materials
Tupperware	Vertex Pharmaceuticals	VWR International
Tyson Foods	Viad	Zebra Technologies
Zimmer Biomet

B-4	Rayonier Inc.

APPENDIX C

2017
Net Income to Adjusted EBITDA Reconciliation
Net Income	$161.5
Interest, net	32.2
Income tax expense (benefit), continuing operations	21.8
Depreciation, depletion and amortization	127.6
Non-cash cost of land and improved development	13.7
Costs related to shareholder litigation (a)	0.7
Large Dispositions (b)	(67.0)
Adjusted EBITDA (c)	$290.5

(a)	Costs related to shareholder litigation include expenses incurred as a result of the securities litigation and the shareholder derivative demands. See Note 10 — Contingencies of Item 8 — Financial Statements in the Company’s most recent Annual Report on Form 10-K. In addition, these costs include the costs associated with the Company’s response to a subpoena it received from the SEC in November 2014. In July 2016, the Division of Enforcement of the SEC notified the Company that it had concluded its investigation into the Company.
(b)	Large Dispositions are defined as transactions involving the sale of timberland that exceed $20 million in size and do not have a demonstrable premium relative to timberland value.
(c)	Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, depletion, amortization, the non-cash cost of land and real estate sold, costs related to shareholder litigation and Large Dispositions. Adjusted EBITDA is a non-GAAP measure that management uses to make strategic decisions about the business and that investors can use to evaluate the operational performance of the assets under management. It removes the impact of specific items that management believes do not directly reflect the core business operations on an ongoing basis.

2017
Cash provided by operating activities	$256.3
Capital expenditures (a)	(65.3)
Working capital and other balance sheet changes	(2.3)
CAD (b)	$188.7
Cash used for investing activities	($223.2)
Cash provided by financing activities	$(6.9)

(a)	Capital expenditures exclude timberland acquisitions of $242.9 million and spending on the Rayonier office building of $6.1 million.
(b)	Cash Available for Distribution (CAD) is defined as cash provided by operating activities adjusted for capital spending (excluding timberland acquisitions, real estate development investments and spending on the Rayonier office building), and working capital and other balance sheet changes. CAD is a non-GAAP measure of cash generated during a period that is available for common stock dividends, distributions to the New Zealand minority shareholders, repurchase of the Company’s common shares, debt reduction and strategic acquisitions. CAD is not necessarily indicative of the CAD that may be generated in future periods.

2018 Proxy Statement	C-1

	2017
	$	Per Diluted Share
Net Income attributable to Rayonier Inc.	$148.8	$1.16
Costs related to shareholder litigation (a)	0.7	0.01
Large Dispositions (b)	(67.0)	(0.52)
Adjusted Net Income	$82.5	$0.65

(a)	Costs related to shareholder litigation include expenses incurred as a result of the securities litigation and the shareholder derivative demands. See Note 10 — Contingencies of Item 8 — Financial Statements in the Company’s most recent Annual Report on Form 10-K. In addition, these costs include the costs associated with the Company’s response to a subpoena it received from the SEC in November 2014. In July 2016, the Division of Enforcement of the SEC notified the Company that it had concluded its investigation into the Company.
(b)	Large Dispositions are defined as transactions involving the sale of timberland that exceed $20 million in size and do not have a demonstrable premium relative to timberland value.

C-2	Rayonier Inc.

RAYONIER INC. 1 RAYONIER WAY YULEE, FLORIDA 32097

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information.
Vote by 11:59 P.M. ET on 05/16/2018 for shares held directly and by 11:59 P.M. ET on
05/14/2018 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on
05/16/2018 for shares held directly and by 11:59 P.M. ET on 05/14/2018 for shares held in a
Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY
11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

– – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – –

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:
.	1. Election of Directors

	Nominees	For	Against	Abstain

	1A Richard D. Kincaid	☐	☐	☐
	1B Keith E. Bass	☐	☐	☐	The Board of Directors recommends you vote FOR proposals 2 and 3. 2. Approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in the proxy statement.		For ☐	Against ☐	Abstain ☐
	1C Dod A. Fraser	☐	☐	☐
	1D Scott R. Jones	☐	☐	☐
	1E Bernard Lanigan, Jr.	☐	☐	☐

3. Ratification of the appointment of Ernst & Young, LLP as the independent registered public accounting firm for 2018.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

							☐	☐	☐
	1F Blanche L. Lincoln	☐	☐	☐
	1G V. Larkin Martin	☐	☐	☐
	1H David L. Nunes	☐	☐	☐
	1I Andrew G. Wiltshire	☐	☐	☐

Please sign exactly as your name (s) appear (s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com

     – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – –

RAYONIER INC.
Annual Meeting of Shareholders
May 17, 2018 4:00 PM
This proxy is solicited by the Board of Directors

By signing this card, I (we) hereby (i) authorize DAVID L. NUNES, MARK R. BRIDWELL and MARK D. MCHUGH, or any of them, each with full power to appoint his substitute, to vote as Proxy for me (us), and (ii) direct Reliance Trust Company, Trustee under the Rayonier Investment and Savings Plan for Salaried Employees to vote in person or by proxy all shares of Common Stock of Rayonier Inc. allocated to any accounts of the undersigned under such Plans, and which the undersigned is entitled to vote, in each case, on all matters which properly come before the Annual Meeting of Shareholders of Rayonier Inc. to be held at 1 Rayonier Way, Yulee, Florida, 32097 on Thursday, May 17, 2018 at 4:00 p.m., Eastern Daylight Time, or at any adjournment thereof, the number of shares which I (we) would be entitled to vote if personally present. The proxies shall vote subject to the directions indicated on the reverse side of this card and proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or at any adjournment thereof.

The shares represented by this proxy when properly executed by the Shareholder(s) will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees and “FOR” proposals 2 and 3. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

YOU MAY VOTE BY INTERNET OR PHONE BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE. IF YOU CHOOSE TO VOTE BY MAIL, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued, and to be signed and dated, on reverse side.)